                                                                  EXHIBIT 10.104


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     AMENDED AND RESTATED RESIDUAL INTEREST IN SECURITIZED ASSETS REVOLVING
                         CREDIT AND TERM LOAN AGREEMENT

                     dated as of June 12, 1998 by and among


                          ONYX ACCEPTANCE CORPORATION,


                      STATE STREET BANK AND TRUST COMPANY,


                                   BANKBOSTON,


                                       AND


                         THE TRAVELERS INSURANCE COMPANY



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
                                TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                               ----

Section 1.  Amount and Terms of the Credit........................................................................1
         1.1  Recitals; Commitments...............................................................................1
         1.2  Revolving Credit Loans; Borrowing Base; Mechanics of Blocked Account; Borrowing Base Report.........2
         1.3  Revolving Credit and Term Notes.....................................................................5
         1.4  Conversion of Revolving Credit Loans to Term Loans..................................................6
         1.5  Principal Amortization of the Notes After Conversion Date...........................................6
         1.6  Fees................................................................................................7
         1.7  Application of Funds Deposited Into Blocked Account After Event of Default..........................8
         1.8  Prepayment; Repayment of Outstanding Loans in Excess of  Available Line Commitment..................8
         1.9  Security............................................................................................9
         1.10 Default Rate Of Interest...........................................................................11
         1.11 Notations..........................................................................................11
         1.12 Form and Terms of Payment..........................................................................11
         1.13 Pro Rata Treatment.................................................................................11
         1.14 Capital Adequacy...................................................................................12
         1.15 Special Provisions Concerning Collateral Value Model; Confidentiality..............................12

Section 2.  Use of Proceeds......................................................................................13

Section 3.  Representations and Warranties.......................................................................13
         3.1  Organization, Standing, etc. of the Company........................................................13
         3.2  Subsidiaries.......................................................................................13
         3.3  Qualification......................................................................................14
         3.4  Financial Information; Disclosure, etc.............................................................14
         3.5  Licenses; Franchises, etc..........................................................................15
         3.6  Material Agreements................................................................................15
         3.7  Tax Returns and Payments...........................................................................16
         3.8  Indebtedness, Liens and Investments, etc...........................................................16
         3.9  Title to Properties; Liens.........................................................................16
         3.10 Litigation, etc....................................................................................17
         3.11 Authorization; Compliance with Other Instruments...................................................17
         3.12 Credit Trigger Events..............................................................................17
         3.13 Governmental and Other Third Party Consents........................................................18
         3.14 Regulation U, etc..................................................................................18
         3.15 Employee Retirement Income Security Act of 1974....................................................18
         3.16 Ownership of Company; Outstanding Options or Warrants..............................................19
         3.17 Environmental Matters..............................................................................19
         3.18 Patents, Trademarks, Intellectual Property.........................................................20
         3.19 Chief Executive Offices; Principal Place of Business; Real Property Owned or Leased................20
         3.20 Names..............................................................................................20
         3.21 Securities Laws....................................................................................20
         3.22 Security Documents.................................................................................21


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

         3.23 Depository and Other Accounts......................................................................21
         3.24 Tax Status of Eligible Securitization Transactions.................................................21
         3.25 Burdensome Obligations; Future Expenditures........................................................21
         3.26 Insurance Policies.................................................................................21
         3.27 Employment and Labor Agreements....................................................................22
         3.28 CapMAC Indebtedness and Liabilities................................................................22
         3.29 Charges to Excess Servicing........................................................................22

A.       Section 4.  Conditions Precedent to Closing Date........................................................22
         4.1  Fees and Expenses of Lenders.......................................................................22
         4.2  Forms of Legal Opinions; Execution of Loan Documents; No Material Adverse Effect...................23
         4.3  Opinions and Certificates..........................................................................23
         4.4  No Default; Representations and Warranties, etc....................................................24
         4.5  Security Documents.................................................................................24
         4.6  Insurance..........................................................................................25
         4.7  Related Events.....................................................................................25
         4.8  Reserved...........................................................................................25
         4.9  Reserved...........................................................................................25
         4.10 Proceedings and Documents..........................................................................25
         4.11 Final Forms of Eligible Securitization Transaction Documents.......................................25

B.       Section 4.  Special Provisions Concerning Subsequent Eligible Securitization Transactions...............25
         4.12 Subsequent Securitization Transactions.............................................................25

Section 5.  Affirmative Covenants................................................................................26
         5.1  Financial Statements, etc..........................................................................27
         5.2  Legal Existence; Franchises; Compliance with Laws..................................................30
         5.3  Insurance..........................................................................................30
         5.4  Payment of Taxes...................................................................................31
         5.5  Payment of Other Indebtedness, etc.................................................................32
         5.6  Further Assurances.................................................................................32
         5.7  Maintenance of Blocked Account; Eligible Securitization Transaction Document Amendments; Agreement
                  to Hold in Trust...............................................................................32
         5.8  Communication with Accountants.....................................................................33
         5.9  Performance of Servicing Duties; Clean-Up Calls....................................................33
         5.10 Management.........................................................................................34
         5.11 Key Person Life Insurance..........................................................................34
         5.12 Notice of Default Under MLMC Credit Facility Documents.............................................34
         5.13 Notice of Default Under BayView Subordinated Loan Documents........................................34
         5.14 Notice of Default Under BayView Loan Sale Agreement................................................34

Section 6.  Negative Covenants...................................................................................34
         6.1  Indebtedness.......................................................................................34
         6.2  Liens, etc.........................................................................................35
         6.3  Loans, Guarantees and Investments..................................................................36
         6.4  Collection Policies and Procedures.................................................................37

         6.5  Restricted Payments................................................................................37
         6.6  Capital Expenditures...............................................................................38
         6.7  Subsidiaries, Mergers and Consolidations; Changes in Business......................................38
         6.8  Sale of Assets.....................................................................................38
         6.9  Compliance with ERISA..............................................................................39
         6.10 Transactions with Affiliates.......................................................................39
         6.11 Observance of Subordination Provisions, etc........................................................39
         6.12 Environmental Liabilities..........................................................................39
         6.13 Fiscal Year........................................................................................40
         6.14 Amendments to Eligible Securitization Transaction Documents........................................40
         6.15 Amendment to MLMC Credit Facility Documents........................................................40
         6.16 Amendment to BayView Subordinated Loan Documents...................................................40

Section 7.  Financial Covenants..................................................................................40
         7.1  Net Worth (Including Subordinated Debt) to Total Liabilities and Net Worth Ratio...................41
         7.2  Net Yield..........................................................................................41
         7.3  Minimum Cash Balance...............................................................................41
         7.4  Minimum Net Worth..................................................................................41
         7.5  Minimum Subordinated Debt Plus Net Worth...........................................................42
         7.6  Limitation on Quarterly Losses.....................................................................42
         7.7  Minimum Servicing Balance..........................................................................42
         7.8  Deferred Accounts..................................................................................42
         7.9  Outstanding Balance of Loans.......................................................................42

Section 8.  Defaults; Credit Triggers; Remedies..................................................................42
         8.1  Events of Default; Acceleration....................................................................42
         8.2  Remedies on Default, etc...........................................................................45
         8.3  Credit Triggers....................................................................................46

Section 9.  Definitions; Certain Rules of Construction...........................................................47

Section 10. Setoffs, Pro Rata Treatment; etc.....................................................................61

Section 11. Expenses; Indemnification............................................................................61

Section 12. Amendments and Waivers, etc..........................................................................63

Section 13. Nature of the Lenders' Obligations...................................................................64

A.       Section 14.  The Agent..................................................................................64
         14.1  Appointment, Powers and Immunities................................................................64
         14.2  Reliance by Agent.................................................................................65
         14.3  Defaults..........................................................................................65
         14.4  Rights as a Lender................................................................................65
         14.5  Indemnification...................................................................................66
         14.6  Non-Reliance on Agent and Other Lenders...........................................................66
         14.7  Failure to Act....................................................................................67
         14.8  Resignation of Agent..............................................................................67

         14.9  Cooperation of Lenders............................................................................67
         14.10 Security..........................................................................................67
         14.11 Amendment of Section 14...........................................................................68

B.       Section 14.  Assignment and Participation...............................................................68
         14.12 Conditions to Assignment by Lenders...............................................................68
         14.13 Certain Representations and Warranties; Limitations;  Covenants...................................69
         14.14 Register..........................................................................................70
         14.15 New Notes.........................................................................................70
         14.16 Participants......................................................................................71
         14.17 Disclosure........................................................................................71
         14.18 Assignee or Participant Affiliated with the Company...............................................72
         14.19 Miscellaneous Assignment Provisions...............................................................72

Section 15.  Miscellaneous.......................................................................................73
         15.1  Notices, etc......................................................................................73
         15.2  Calculations, etc.................................................................................74
         15.3  Governmental Approval.............................................................................74
         15.4  Survival of Agreements, etc.......................................................................75
         15.5  Counterparts, etc.................................................................................75
         15.6  Entire Agreement, etc.............................................................................75
         15.7  Governing Law, etc.; Construction.................................................................75
         15.8  Jurisdiction; Waiver of Jury Trial................................................................76


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
        AMENDED AND RESTATED RESIDUAL INTEREST IN SECURITIZED ASSETS REVOLVING CREDIT AND TERM LOAN AGREEMENT dated as of June 12, 1998 by and among Onyx Acceptance Corporation, a Delaware corporation (the "Company"), State Street Bank and Trust Company ("State Street"), BankBoston ("BankBoston") and The Travelers Insurance Company ("Travelers"). State Street, BankBoston and Travelers are sometimes herein collectively referred to as the "Lenders" and each individually a "Lender". State Street, in its capacity as agent for the Lenders hereunder, is sometimes herein referred to as the "Agent". Certain other terms used herein are defined in Section 9. This Amended and Restated Residual Interest in Securitized Assets Revolving Credit and Term Loan Agreement amends and restates the Excess Servicing and Trust Receivable Revolving Credit and Term Loan Agreement dated January 31, 1996 by and among the Company, State Street and BankBoston, as amended by the First Amendment Agreement dated November 12, 1996 by and among the Company, State Street and BankBoston, as further amended by the Second Amendment Agreement dated January 17, 1997 by and among the Company, State Street and BankBoston, as further amended by the Third Amendment Agreement dated August 29, 1997 by and among the Company, State Street and BankBoston, as further amended by the Fourth Amendment Agreement dated September 30, 1997 by and among the Company, State Street and BankBoston, as further amended by the Fifth Amendment to Loan Agreement Including Third Amendment and Confirmation of Pledge and Security Agreement dated February 4, 1998 by and among the Company, State Street and BankBoston, as further amended by the Sixth Amendment to Loan Agreement dated February 24, 1998 by and among the Company, State Street and BankBoston and as further amended by the letter agreement dated March, 1998 by and among the Company, State Street and BankBoston (as amended, modified and/or supplemented, the "Loan Agreement").

        The Company, the Lenders and the Agent hereby agree as follows:

Section 1. Amount and Terms of the Credit.

1.1 Recitals; Commitments. The Company wishes to establish revolving credits with the Lenders in an aggregate principal amount at any one time outstanding not in excess of Forty-Five Million Dollars ($45,000,000), to expire on the Conversion Date (as defined below), in an aggregate principal amount not in excess of the Available Line Commitment (as hereinafter defined) on the Conversion Date.

        Each Lender is severally willing to establish such a revolving credit and to make such loans to the Company, subject to the terms and conditions hereafter set forth, in the following maximum amounts at any one time outstanding set forth opposite each Lender's name (each of such amounts being hereinafter called each Lender's "Commitment", and collectively for all of the

Lenders the "Total Commitment") and in the respective percentages set forth opposite each Lender's name which shall be applicable to such credits and loans hereunder (hereinafter such Lender's "Percentage"):

                  Lender           Commitment         Percentage
                  ------          -----------        -----------
State Street Bank                 $15,000,000              33.33%
and Trust Company

BankBoston                        $15,000,000              33.33%

Travelers                         $15,000,000              33.33%
                                  -----------        -----------

     TOTAL                        $45,000,000             100.00%
                                  ===========

1.2 Revolving Credit Loans; Borrowing Base; Mechanics of Blocked Account; Borrowing Base Report.

         (a) Establishment of Line of Credit. Subject to the terms and conditions hereof, and in reliance upon the representations and warranties contained herein, each Lender hereby severally establishes a revolving credit facility (collectively, the "Line of Credit") convertible, subject to the provisions of Section 1.4, into a term loan in favor of the Company in the principal amount of its Revolving Credit Loan outstanding as of the Conversion Date. Under the Line of Credit, subject to the terms and conditions hereof, the Company may borrow prior to the Conversion Date from time to time, from each Lender severally and not jointly, an aggregate principal amount at any time not in excess of such Lender's Percentage of the Available Line Commitment in effect on such date. As used herein, the term "Available Line Commitment" shall mean, as of any date of determination, the lesser of (i) the Total Commitment or (ii) the Borrowing Base. As used herein, the term "Borrowing Base" shall mean, as of any date of determination, an amount equal to the lesser of:

                (A) The "Net Book Value Model", which shall be an amount equal to sixty-five percent (65%) of the Residual Interest in Securitized Assets arising from the Eligible Securitization Transactions from time to time included in the Borrowing Base, calculated in accordance with the Agreed upon Accounting Procedures; and

                (B) An amount equal to seventy-five percent (75%)of the Residual Interest in Securitized Assets arising from the Eligible Securitization Transactions from time to time included in the Borrowing Base, as calculated based on the Collateral Value Model (as defined below);

in each instance as reported on the most recently submitted Borrowing Base Report. Each such borrowing pursuant to the Line of Credit is herein called a "Revolving Credit Loan" and such borrowings are collectively called the "Revolving Credit Loans". The Company and the Lenders may, from time to time by written agreements signed by the Company and each of the Lenders, designate certain of the Eligible Securitization Transactions for inclusion in the Borrowing Base. As of the date of this Loan Agreement, the following Eligible Securitization Transactions are included in the Borrowing Base: OAGT-1995-1, OAGT-1996-1, OAGT-1996-2, OAGT-1996-3, OAGT-1996-4, OAGT-1997-1, OAGT-1997-2,
OAGT-1997-3 and OAGT-1998-1.

        From time to time after the Closing Date, the Company may (but shall not be obligated to) request that the Lenders include Subsequent Securitization Transactions (as defined below) within the definition of Eligible Securitization Transactions for all purposes of this Agreement (including, but not limited to, inclusion in the Borrowing Base), the Pledge and Security Agreement and the other Loan Documents. Any such inclusion of a Subsequent Securitization Transaction within the definition of Eligible Securitization Transactions, and the inclusion of any Eligible Securitization Transaction within the Borrowing Base, shall be effected in accordance with the provisions of subsection 4.12 of the Loan Agreement and may be accomplished by written agreement among the Company and the Lenders, without necessity of formal amendment to this Agreement or any other Loan Document (other than an amendment to the Pledge and Security Agreement, the filing of financing statements, if necessary, and amendment to Schedules to reflect the additional Pledged Collateral as defined in the Pledge and Security Agreement).

        The Company shall have the right at any time and from time to time to request that the Lenders delete any Eligible Securitization Transaction from the Borrowing Base, provided that simultaneously with any such request, the Company pays down the outstanding Loans, if necessary, in an amount sufficient to cause the outstanding balance of the Loans not to exceed the Available Line Commitment, after re-calculating the Borrowing Base to give effect to the removal of any such Eligible Securitization Transaction. The Agent shall maintain a written record of those Eligible Securitization Transactions from time to time included in the Borrowing Base, and such written record shall be binding upon the Company for all purposes of this Agreement. The removal of any Eligible Securitization Transaction from the Borrowing Base shall in no way affect or impair the Lenders' security interest in and lien on Collateral arising from or relating to such Eligible Securitization Transaction or the Lenders' rights to apply proceeds thereof in repayment of the Loans in accordance with the terms of the Loan Agreement, the Security Agreement and the other Loan Documents.

         (b) Mechanics of Revolving Credit Loans. Each Revolving Credit Loan shall be made by each Lender in such amount (not in excess of such Lender's Commitment) as the Company shall request, provided that each borrowing shall be in a minimum aggregate amount of $500,000 from all of the Lenders or such lesser amount as may be equal to the then unused portion the Available Line Commitment. Requests for borrowings hereunder shall in each case be made pro rata from each of the Lenders in accordance with their respective Percentages of the Total Commitment. Revolving Credit Loans shall be effected by separate wire transfers from the respective Lenders to the Operating Account referred to below, and shall be made at such times before the Conversion Date as the Company may request by three (3) Banking Days' prior notice to each of the Lenders, provided that the initial Revolving Credit Loans made in connection with the inclusion of any Subsequent Securitization Transaction within the Borrowing Base pursuant to subsection 4.13 below shall be funded by the Lenders not less than three (3) Banking Days after issuance by the Lenders to the Company of written confirmation that such subsequent securitization transaction will be an Eligible Securitization Transaction as contemplated by such subsection 4.13. All borrowing requests shall be in writing, or by telephonic communication confirmed by telecopy or other facsimile transmission on the same day as the telephone request, and shall specify the proposed date and the amount of the Revolving Credit Loans. Upon receipt of any request for Revolving Credit Loans hereunder, the Agent shall promptly notify the other Lenders, specifying the proposed date and respective amounts thereof. Each Lender shall make each Revolving Credit Loan hereunder on such proposed date by delivering to the Company's account at Wells Fargo Bank, Newport Beach, California, ABA #: 121000248; Account # 4159359082; Beneficiary: Onyx Acceptance Corporation: Attn.: Jerry Wilkens; Other Instructions: Loan Proceeds (together with any successor account from time to time designated by the Company, the "Operating Account") the amount thereof in immediately available funds by not later than 1:00 p.m. Boston time on the date on which such Revolving Credit Loans are to be made.

         (c) Mechanics of Blocked Account. Pursuant to the Eligible Securitization Transaction Documents, and the documents governing any additional Eligible Securitization Transaction(s), the Company shall cause the depository, paying agent or, in the case of Pledged Certificates, spread account trustee or other trustee or paying agent maintaining any Spread Account or other account from which proceeds of the Collateral are to be released to the Company, to release such proceeds directly to the Blocked Account. On or prior to the earlier to occur of the Conversion Date or a Default or Event of Default the Agent will, on the 17th day of each month, apply available funds on deposit in the Blocked Account first, to the payment of the accrued but unpaid interest on the Notes, and second, to the outstanding principal balance of the Notes in the amount necessary to keep the aggregate outstanding principal under the Notes within the Borrowing Base. As soon as reasonably practicable, but in any event no later than the Banking Day next succeeding the day on which available funds on deposit in the Blocked Account are so applied by the Agent, available funds remaining on deposit in the Blocked Account will be released to the Operating Account or to such other accounts as may from time to time be designated by the Company in writing. After the Conversion Date, available funds on deposit in the Blocked Account will be applied by the Agent in accordance with subsection 1.5 below. After the occurrence of an Event of Default, available funds on deposit in the Blocked Account will be applied by the Agent in accordance with subsection 1.7 below.

         (d) Reborrowings. During the period prior to the Conversion Date, the Company may, at its option, from time to time prepay all or any portion of the Revolving Credit Loans made from time to time hereunder, subject to the provisions of subsection 1.8, and the Company may reborrow from time to time hereunder amounts so paid up to the amount of the Available Line Commitment in effect at the time of reborrowing.

         (e) Borrowing Base Reports. On the date of each request for a Revolving Credit Loan, and on the 10th Banking Day of each month (whether before or after the Conversion Date), or the next succeeding Banking Day if the 10th Banking Day of any month is not a Banking Day (or after and during the continuance of a Default, on such more frequent basis as the Majority Lenders may from time to time specify by notice to the Company), the Company shall deliver to the Lenders a Borrowing Base Report, substantially in the form of Exhibit A hereto (the "Borrowing Base Report"), each such Borrowing Base Report to set forth in reasonable detail the information specified therein as of the close of business on the immediately preceding month-end, and shall be signed by the Chief Executive Officer, President, any Vice-President and/or Chief Financial Officer of the Company. Such Borrowing Base Reports may be delivered by overnight mail, courier, telex, telecopy or other facsimile transmission. Each Borrowing Base Report will set forth, in such detail as the Lenders may from time to time reasonably require, the Borrowing Base calculated in accordance with subsection 1.2(a) above.

1.3     Revolving Credit and Term Notes.

        (a) Form of Note. The Revolving Credit Loans made by each Lender pursuant to this Section 1 shall not exceed such Lender's Commitment and shall be evidenced by a revolving credit and term promissory note of the Company in a principal amount equal to such Lender's Commitment and in the form attached hereto as Exhibit B. There shall be one (1) note payable to the order of each Lender (each such note being herein called a "Note" and all such notes being herein collectively called the "Notes").

        (b) Interest Rate. Each Note shall bear interest (computed on the basis of the actual number of days elapsed over a 360-day year) on the unpaid principal amount thereof at a rate per annum equal to one quarter of one percent (1/4%) above the Prime Rate, payable monthly in arrears on the 17th day of each month (whether prior to or after the Conversion Date), commencing on the first such date next succeeding the date of issuance, and at maturity (whether by acceleration or otherwise) and subject to the additional default rate provided for in subsection 1.10. Each change in the rate of interest payable on the Notes shall take effect simultaneously with the corresponding change in the Prime Rate. Notwithstanding anything contained herein or in any other Loan Document to the contrary, in no event shall the amount paid or agreed to be paid by the Company as interest on the Notes exceed the highest lawful rate permissible under any law applicable thereto.

1.4 Conversion of Revolving Credit Loans to Term Loans. Each Lender, severally and not jointly, agrees that, upon the terms and subject to the Company's compliance with all terms of this Agreement, and provided that there shall occur no Default or Event of Default which has not been remedied or cured in accordance with the terms of Section 12 prior to such Conversion Date, the full outstanding principal balance of its Revolving Credit Loans (up to an amount equal to such Lender's Percentage of the Available Line Commitment), shall convert to a term loan on the Conversion Date (each such term loan being called a "Term Loan", all such term loans being herein collectively called the "Term Loans", and the Term Loans and the Revolving Credit Loans being sometimes referred to collectively as the "Loans" and each individually as a "Loan"). The Term Loan of each Lender shall be in a principal amount not exceeding such Lender's Percentage of the Available Line Commitment on the Conversion Date, and the Term Loans shall be pro rata from each of the Lenders in accordance with their respective Percentages of the Total Commitment.

1.5 Principal Amortization of the Notes After Conversion Date. In addition to the Company's ongoing obligation to pay accrued interest on the Notes pursuant to subsection 1.3, which obligation shall be satisfied to the extent of available funds in the Blocked Account prior to application of such funds in repayment of principal in the amounts set forth below in this subsection 1.5, the Company shall repay the outstanding principal balance of the Notes as of the Conversion Date in not more than twenty-four (24) consecutive monthly installments, due and payable on the 17th day of each month (or the next succeeding Banking Day, if the 17th day of any month is not a Banking Day) commencing with the first such date next succeeding the

Conversion Date, each such monthly installment to be in an amount equal to the greater of:

        (a) All amounts paid into the Blocked Account by the trustee, paying agent or depository or otherwise under each Eligible Securitization Transaction; and

        (b) An amount equal to one-twenty-fourth (l/24) of the outstanding principal balance of the Notes on the Conversion Date.

1.6     Fees.

        (a) Commitment Fee. The Company shall pay each Lender a commitment fee (the "Commitment Fee") for the period commencing on the Closing Date to and including the Conversion Date, or the earlier date of termination of the Line of Credit hereunder, equal to fifteen one-hundredths of one percent (.15%) per annum (computed on the basis of the actual number of days elapsed over a 360-day year) of such Lender's Percentage of the average daily unused portion of the Borrowing Base. The Commitment Fee shall be paid quarterly in arrears on the last day of each March, June, September and December of each year, commencing on the first such date next succeeding the Closing Date, and on the Conversion Date or earlier date of termination of the Line of Credit.

        (b) Changes Affecting Commitment Fee. If any change in any requirement imposed upon any Lender by any law of the United States of America or by any regulation, order, interpretation, ruling or official directive (whether or not having the force of law) of the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation or any other board or governmental or administrative agency of the United States of America shall impose, increase, modify or deem applicable any reserve, special deposit, assessment or other requirement against the Commitment of such Lender hereunder, and the result of the foregoing, in the reasonable determination of such Lender, is to impose an increased cost on such Lender that is attributable to the maintaining of the Commitment, then the Commitment Fee payable to such Lender shall be increased on the same basis as such fees are increased for all similar commitments maintained by such Lender, for so long as the increased cost is imposed on such Lender, to the extent reasonably determined by such Lender to be necessary to compensate such Lender for such increased cost. The determination by such Lender of the amount of such cost, if done in good faith, shall, in the absence of manifest error, be conclusive, and at the Company's request such Lender shall demonstrate the basis for such determination.

1.7     Application of Funds Deposited Into Blocked Account After Event of
Default.

        From and after the occurrence of a Default or Event of Default, such Default or Event of Default not having previously been remedied or cured in accordance with Section 12 below, and without prejudice to any other rights or remedies of the Agent or the Lenders, all amounts paid into the Blocked Account from whatever source shall be applied by the Agent as follows:

                First, to the payment of the reasonable costs and expenses incurred by the Agent and the Lenders in connection with such Default or Event of Default;

                Second, to the payment in full of all accrued and unpaid interest due and owing on the Notes;

                Third, to the payment in full of all unpaid principal of the Notes; and

                Fourth, to the payment in full of all other amounts owed by the Borrowers to the Agent or any Lender pursuant to any Loan Document.

The Agent's application of amounts paid into the Blocked Account in accordance with this subsection 1.7 shall not affect, limit or impair in any manner the rights and remedies of the Agent or the Lenders set forth in subsection 8.2 below.

1.8 Prepayment; Repayment of Outstanding Loans in Excess of Available Line Commitment.

        (a) Voluntary Prepayment. On at least three (3) Banking Days' prior written notice to each Lender, the Company may, at its option, prepay the Notes after the Conversion Date in whole at any time or in part from time to time, without a premium or penalty of any kind attributable to such prepayment. Any optional prepayment of the Notes in part shall be in an aggregate principal amount of not less than $100,000 to all of the Lenders. Any prepayment in full of the Notes after the Conversion Date shall be made together with accrued interest on the amount prepaid to the date of such prepayment and all other fees and expenses due the Lenders.

         (b) If at any time (whether prior to or after the Conversion Date) the aggregate outstanding principal amount of the Loans exceeds the Available Line Commitment, the Company will immediately repay the Notes, without penalty or premium, in an amount necessary to cause the outstanding principal amount of the Loans not to exceed the Available Line Commitment; provided, however, that if the outstanding principal amount of the Loans exceeds the Available Line Commitment by reason of one or more changes made by the Lenders to the Collateral Value Model, and the outstanding principal amount of the Loans does not exceed the Available Line Commitment before giving effect to such changes, then the Company shall have forty-five
(45) days within which to make such repayment. Except for payments made in accordance with subsection 1.5, prepayments of the Notes after the Conversion Date will be applied in inverse order of maturity.

1.9 Security. The Notes and all other obligations of the Company hereunder and/or under the other Loan Documents shall be secured by and entitled to the benefits of the following (except to the extent that any thereof may be expressly waived by the Majority Lenders):

        (a) A Pledge and Security Agreement (the "Pledge and Security Agreement") for the ratable benefit of the Lenders pursuant to which the Company shall have granted to the Agent a first priority perfected security interest in, lien on and pledge of all tangible and intangible personal property and assets of the Company of every kind and description including, without limitation, "investment property", "accounts", "general intangibles", "chattel paper", "inventory", and "equipment", as such terms are defined in any applicable Uniform Commercial Code, one hundred percent (100%) of the issued and outstanding the capital stock of Finco and the Pledged Certificates, together with any and all other right, title and interest of the Company to receive dividends, distributions, advances, loans or other payments of money in respect of Residual Interest in Securitized Assets and Spread Accounts (including any and all rights to investment, interest or other income on Spread Accounts and any Collection Accounts to the extent released therefrom), and in all Eligible Securitization Transaction Documents and in any and all other agreements, documents and/or instruments of the Company or to which the Company is a party, now existing or hereafter arising in connection with any securitization transaction;

        (b) For the Company's Irvine, California headquarters, and any other location at which Collateral (as defined below) and/or records (to the extent not also available at such Irvine, California headquarters) relating to the Company's interests in any Eligible Securitization Transaction are maintained or stored, a landlord's consent relating to the Agent's access to all such leased premises;

        (c) One or more letter agreement(s) among the Company, Finco, each of the respective Spread Account Trustees and CapMAC; and

        (d) Limited beneficial certificates (the "Pledged Certificates") issued pursuant to the respective 1995-1, 1996-1, 1996-2, 1996-3, 1996-4,
1997-1, 1997-2, 1997-3 and 1998-1 Spread Account Trust Agreements between Finco and the Spread Account

Trustees named therein (collectively, the "Spread Account Trust Agreements"), pursuant to which Spread Account Trust Agreements the OAGT 1995-1 Spread Accounts were transferred to the 1995-1 Spread Account Trust, and the 1996-1, 1996-2, 1996-3, 1996-4, 1997-1, 1997-2, 1997-3 and 1998-1 Spread Accounts were established in the name of the 1996-1, 1996-2, 1996-3, 1996-4, 1997-1, 1997-2,
1997-3 and 1998-1 Spread Account Trusts, respectively, and, solely to the extent the Company requests (and the Lenders agree) that any Subsequent Securitization Transactions become Eligible Securitization Transactions in accordance with subsection 4.13 of the Loan Agreement, all additional limited beneficial certificates issued pursuant to any Spread Account Trust Agreements to which the Company or Finco may hereafter be a party, all owner certificates or other certificates or instruments of any kind or nature evidencing ownership of or a beneficial interest in any owner trust or other trust established by the Company or Finco and which may hereafter be delivered by the Company to the Agent in connection with any such Subsequent Securitization Transactions pursuant to the terms of this Agreement and the Pledge and Security Agreement. The Company expressly agrees and confirms that all such limited beneficial certificates, all owner certificates or other certificates or instruments of any kind or nature evidencing ownership of or a beneficial interest in any owner trust or other trust established by the Company or Finco or similar instruments or certificates evidencing the Company's interest in or right to receive distributions from any Spread Account Trust established in connection with any Subsequent Securitization Transaction which becomes an Eligible Securitization Transaction pursuant to subsection 4.12 of this Agreement shall for all purposes of the Loan Agreement, the Pledge and Security Agreement and each of the other Loan Documents be included within the definition of Pledged Certificates, and shall constitute Collateral for the Loans.

        All of the agreements and instruments (including without limitation the Spread Account Trust Agreements and the Pledged Certificates) described in this subsection, together with any and all other agreements and instruments heretofore or hereafter securing the Notes and the Company's other obligations hereunder, are sometimes hereinafter referred to collectively as the "Security Documents" and each individually as a "Security Document". All of the personal property described in clauses (a), (b), and (d) of this subsection, together with any additions thereto or replacements or proceeds thereof, and any other real or personal property hereafter securing the Notes, are sometimes hereinafter referred to collectively as the "Collateral". The Company agrees to take such actions as may be necessary from time to time to cause the Agent for the benefit of the Lenders to be secured by and entitled to the benefits of the Security Documents as described in this subsection, including, without limitation, the obtaining of consents of any third parties. The Security

Documents shall be satisfactory in form and substance to the Lenders and their counsel.

1.10 Default Rate Of Interest. In the event of any Event of Default, including but not limited to the Company's failure to make any payment of principal of or interest on any Note when due, whether at maturity or at a date fixed for the payment of any installment or prepayment thereof or by declaration, acceleration or otherwise, interest on the full outstanding balance of principal and (to the extent permitted by law) interest on each Note shall, during the continuance of such Event of Default, be payable on demand at a rate per annum equal to two percent (2%) above the rate otherwise applicable to such Note hereunder.

1.11 Notations. Prior to any sale or other disposition of any Note by any Lender, such Lender shall make a notation on such Note (or on a paper annexed thereto) of the unpaid principal amount thereof at the time outstanding, the last date to which interest has been paid thereon and the amount of unpaid interest accrued thereon to the date of such sale or disposition. Upon payment in full of the principal of and interest on any Note, such Note shall be canceled and returned to the Company, provided that no Note shall be canceled or returned so long as the Lenders shall be obligated to make Revolving Credit Loans hereunder.

1.12 Form and Terms of Payment. All payments by the Company of principal of or interest on the Notes and of any fee due hereunder shall be made to the Agent for the account of the Lenders (except for fees paid to the Agent solely for its own account) at the address of the Agent hereinafter set forth in this Agreement (or at such other address as the Agent shall have furnished to the Company in writing) and shall be made in immediately available funds free of any counterclaim, set-off or charge. The Company hereby authorizes the Agent to charge the Company's Blocked Account, Operating Account or any other deposit accounts from time to time maintained by the Company with the Agent for the purpose of effecting such payments. If any payment of principal of or interest on the Notes shall become due on a day which is not a Banking Day, such payment may be made on the next succeeding Banking Day and such extension shall be included in computing interest in connection with such payment.

1.13 Pro Rata Treatment. Each payment and prepayment of the principal of the Notes shall be made pro rata among the Lenders based upon the respective unpaid principal amounts of the Notes at the time outstanding. Each permanent reduction of the Total Commitment shall be made pro rata among the Lenders based upon the respective amount of each Lender's Percentage of the Total Commitment.

1.14 Capital Adequacy. If after the date of this Agreement, any Lender shall have reasonably determined that the adoption or implementation of any applicable law, rule or regulation regarding capital requirements for the Lenders or any Lender holding companies, or any change therein (including, without limitation, any change according to a prescribed schedule of increasing requirements, whether or not known on the date of this Agreement), or any change in the interpretation or administration thereof by any governmental authority, central Lender or comparable agency charged with the interpretation or administration thereof, or compliance by such Lender with any request or directive of any such Person regarding capital adequacy (whether or not having the force of law) has the effect of reducing the return on such Lender's capital to a level below that which such Lender could have achieved (taking into consideration such Lender's policies with respect to capital adequacy immediately before such adoption, implementation, change or compliance) but for such adoption, implementation, change or compliance as a consequence of its Commitment to make Loans hereunder by any amount reasonably deemed by such Lender to be material, the Company shall pay to such Lender as an additional fee from time to time on demand such amount as such Lender shall have reasonably determined to be necessary to compensate it for such reduction. The determination by such Lender of such amount, if done on the basis of any reasonable averaging and attribution methods, shall in the absence of manifest error be conclusive, and at the Company's request, such Lender shall demonstrate the basis of such determination.

1.15 Special Provisions Concerning Collateral Value Model; Confidentiality. The Company and each of the Lenders (other than State Street) acknowledge and agree with State Street that the Collateral Value Model is proprietary information of State Street. In order to facilitate the Company's and each other Lender's calculation of the applicable Borrowing Base under Section 1.2(a)(B) above, State Street has delivered to the Company and each other Lender the full text of the formulas used in the Collateral Value Model. The Company and each Lender (other than State Street) hereby covenants to and agrees with State Street that (i) it will hold the Collateral Value Model in confidence and not disclose or deliver it in any form or variation to any third party, except those persons in the Company's or such Lender's organization or their respective advisors, (provided that the Company's and each Lender's advisors shall agree in writing to hold the Collateral Value Model in confidence prior to its disclosure to such advisors) who need to know such information in order to periodically calculate the Borrowing Base (the "Permitted Purpose"), unless such information becomes public knowledge or is otherwise required to be disclosed by law, (ii) the Company and each Lender shall use the Collateral Value Model solely for the Permitted Purpose and (iii) upon termination of this Agreement (in the case of the Company) or termination of each Lender's Commitment, the Company and each Lender will return the full text of the formulas used in the Collateral Value Model to State Street. Without limiting the foregoing, the Company and each Lender covenants to and agrees with State Street that it shall not duplicate, copy or in any manner make extracts from the Collateral Value Model. THE COMPANY AND EACH LENDER HEREBY SEVERALLY AGREE TO INDEMNIFY STATE STREET FOR ANY AND ALL DAMAGES, LOSSES, COSTS OR EXPENSES INCURRED BY STATE STREET BY REASON OF SUCH PARTY'S BREACH OF THE PROVISIONS OF THIS SUBSECTION 1.15.

Section 2. Use of Proceeds. The Company will use the proceeds of the Loans: (a) to finance the cost of Capital Expenditures for the Company; and (b) for working capital purposes for the Company. The Company will not, and will not permit any Subsidiary to, directly or indirectly, use any part of such proceeds (i) for the purpose of making any Restricted Payment other than those permitted by Section
6.5 hereof, (ii) for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U (12 CFR Part 221) of the Board of Governors of the Federal Reserve System, or (iii) for any other purpose which would violate any provision of any other applicable statute, regulation, order or restriction.

Section 3. Representations and Warranties. In order to induce the Lenders to enter into this Agreement and to make the Loans provided for hereunder, the Company makes the following representations and warranties, which shall survive the execution and delivery hereof and of the Notes, and which shall be deemed re-made by the Company each time the Company submits a borrowing request to the Lenders.

3.1 Organization, Standing, etc. of the Company. The Company is a corporation duly organized and validly existing under the laws of the State of Delaware, and has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted and proposed to be conducted, to enter into this Agreement, the Security Documents to which it is a party and all other documents to be executed by it in connection with the transactions contemplated hereby, to grant the Agent for the benefit of the Lenders a security interest in the Collateral, to issue the Notes and to carry out the terms hereof and thereof.

3.2 Subsidiaries. Schedule 3.2 attached hereto correctly sets forth as to each Subsidiary, its name, the jurisdiction of its incorporation, the number of shares of its capital stock of each class outstanding and the number of such outstanding shares owned by the Company and its Subsidiaries. Each such Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted and now proposed to be conducted and to enter into such of the Security Documents and Eligible Securitization Transaction Documents as relate to it and all other documents, if any, to be executed by it in connection with the transactions contemplated hereby. All of the outstanding capital stock of each Subsidiary is validly issued, fully-paid and nonassessable, and is owned by the Company or its Subsidiaries as specified in Schedule 3.2, in each case free of any mortgage, pledge, lien, security interest, charge, option or other encumbrance.

3.3 Qualification. The Company and its Subsidiaries are duly qualified or licensed and in good standing as foreign corporations duly authorized to do business in each jurisdiction in which the character of the properties owned or the nature of the activities conducted makes such qualification or licensing necessary.

3.4 Financial Information; Disclosure, etc. (a) The Company has furnished the Lenders with the financial statements and other reports listed in Schedule
3.4 hereto. Such financial statements have been prepared in accordance with GAAP applied on a consistent basis and fairly present the financial position and results of operations of the Company and the other Persons, if any, to which they relate as of the dates and for the periods indicated. Since December 31, 1997, there has not been any material adverse change in the business, operations, properties or financial position of the Company (or, of the other Persons to which such financial statements purport to relate).

        (b) Neither this Agreement nor any financial statements, reports or other documents or certificates furnished to the Lenders by the Company in connection with the transactions contemplated hereby contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements herein or therein contained not misleading, except to the extent that such financial statements, reports or other documents or certificates expressly relate to an earlier date or are affected by the consummation of the transactions contemplated by this Agreement.

        (c) None of the Loans will render the Company unable to pay its debts as they become due; the Company is not contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of its property; and the Company does not have any knowledge of any person contemplating the filing of any such petition against it. The Company (both before and after the making of the Loans, the granting of security interests in favor of the Agent and the Lenders and the consummation of the Related Events) is solvent (within the meaning of all applicable fraudulent transfer or fraudulent conveyance statutes and acts, the federal bankruptcy code and all other applicable laws) on a going concern basis and has assets having a fair value in excess of the amount required to pay its probable liabilities on its existing debts (including the Loans and contingent debts) as they become absolute and matured, and has, and will have, access to adequate capital for the conduct of its business and the ability to pay its debts from time to time incurred therewith as such debts mature.

        (d) The Company has furnished to the Lenders the cash flow projections of (i) the Company and (ii) the Company and its Subsidiaries for the two (2) year period beginning on January 1, 1998 (taking into account the Related Events and the use of the proceeds of the initial Loans) which are attached to this Agreement as part of Schedule 3.4 (the "Projections"). The Projections were prepared based upon the best information and knowledge of the Company (which information the Company believes was accurate and sufficient to prepare the Projections and to rely thereon). To the extent the Projections are based on assumptions, such assumptions are reasonable. Without limiting the foregoing, the Projections demonstrate the ability of the Company to continue its business as currently operated and proposed to be operated, and to meet all of its obligations and liabilities on a current basis, taking into account (i) all assumptions made, (ii) all known prospective business contingencies and off balance sheet items, and (iii) the effect of this Agreement and the consummation of the Related Events.

3.5 Licenses; Franchises, etc. Schedule 3.5 attached hereto accurately and completely lists all material authorizations, licenses, permits and franchises of any public or governmental regulatory body granted or assigned to the Company or any Subsidiary and the same constitute the only material authorizations, licenses, permits and franchises of any public or governmental regulatory body which are necessary for the conduct of the business of the Company and its Subsidiaries as now conducted and proposed to be conducted (such material authorizations, licenses, permits and franchises, together with any extensions or renewals thereof, being herein sometimes referred to collectively as the "Licenses"). All of such Licenses are validly issued and in full force and effect and the Company and its Subsidiaries have fulfilled and performed all of their obligations with respect thereto and have full power and authority to operate thereunder, except where the failure to obtain, maintain in effect or so comply could not have a Material Adverse Effect.

3.6 Material Agreements. Schedule 3.6 attached hereto accurately and completely lists all material agreements including servicing agreements, sub-servicing agreements, leases, pooling and servicing agreements, agreements with credit enhancers, other agreements executed in connection with securitizations, underwriting agreements, dealer affiliation agreements, employment agreements or other agreements with management of the Company or any Subsidiary and all other material agreements which, as of the Closing Date, will be in effect in connection with the conduct of the business of the Company and its Subsidiaries. Each of the Company and its Subsidiaries (as applicable) and, to the best of the Company's knowledge, all third parties to such material agreements, are in substantial compliance with the terms thereof, and no default or event of default by the Company or, to the Company's knowledge, any other party thereto, exists thereunder.

3.7 Tax Returns and Payments. The Company and its Subsidiaries have filed all tax returns required by law to be filed and have paid all taxes, assessments and other governmental charges levied upon any of their respective properties, assets, income or franchises, other than those not yet delinquent and those, not substantial in aggregate amount, being or about to be contested as provided in subsection 5.4. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of their respective taxes are adequate in the opinion of the Company, and the Company knows of no unpaid assessment for additional taxes or of any basis therefor.

3.8 Indebtedness, Liens and Investments, etc. Schedule 3.8 attached hereto correctly describes, as of the date or dates indicated therein, (i) all outstanding Indebtedness of the Company and its Subsidiaries in respect of borrowed money, Capital Leases and the deferred purchase price of property; (ii) all existing mortgages, liens and security interests in respect of any property or assets of the Company or its Subsidiaries; (iii) all outstanding investments (other than investments made under any pooling and servicing agreement or insurance agreement with respect to any securitization transaction), loans (other than Automobile Loans) and advances of the Company and its Subsidiaries; and (iv) all existing guarantees by the Company and its Subsidiaries.

3.9 Title to Properties; Liens. The Company and its Subsidiaries have good and marketable title to all of their respective properties and assets, and none of such properties or assets is subject to any mortgage, pledge, lien, security interest, charge or encumbrance except the existing mortgages and security interests referred to in Schedule 3.8 attached hereto and except minor liens and encumbrances which in the aggregate are not substantial in amount, do not in any case materially detract from the value of the property subject thereto or materially impair the operations of the Company and its Subsidiaries and have not arisen otherwise than in the ordinary course of business. The Company and its Subsidiaries enjoy quiet possession under all leases to which they are parties as lessees, and all of such leases are valid, subsisting and in full force and effect on the Closing Date. None of such leases contains any provision restricting the incurrence of indebtedness by the lessee or any unusual or burdensome provision materially adversely affecting the current and proposed operations of the Company and its Subsidiaries.

3.10 Litigation, etc. There is no action, proceeding or investigation pending or threatened (or any basis therefor known to the Company) which questions the validity of this Agreement, the Notes, the Security Documents or the other documents executed in connection herewith or any of the Related Events, or any action taken or to be taken pursuant hereto or thereto, or which might reasonably be expected to result, either in any case or in the aggregate, in any material adverse change in the business operations, affairs or condition of the Company or any Subsidiary or any of their respective properties or in any material liability on the part of the Company or any Subsidiary.

3.11 Authorization; Compliance with Other Instruments. The execution, delivery and performance of this Agreement, the Notes and the Security Documents, and all documents and agreements executed by the Company in connection with the Related Events have been duly authorized by all necessary corporate action on the part of the Company and its Subsidiaries, will not result in any violation of or be in conflict with or constitute a default under any term of the charter or by-laws of the Company or any Subsidiary, or of any agreement (including but not limited to any agreement executed in connection with any Eligible Securitization Transaction), instrument, judgment, decree, order, statute, rule or governmental regulation applicable to the Company or any Subsidiary, or result in the creation of any mortgage, lien, charge or encumbrance upon any of the properties or assets of the Company or any Subsidiary pursuant to any such term (except pursuant to the Security Documents). This Agreement, the Notes, the Security Documents and each of the other Loan Documents are valid, binding and enforceable obligations of the Company. No consent of stockholders of the Company is necessary in order to authorize the execution, delivery or performance of this Agreement, the Security Documents, the issuance of the Notes or any other agreement executed in connection with any of the Related Events. Neither the Company nor any Subsidiary is in violation of any term of its charter or by-laws, or of any material term of any agreement (including but not limited to any agreement executed in connection with any Eligible Securitization Transaction) or instrument to which it is a party, or, to the best of the Company's knowledge, of any judgment, decree, order, statute, rule or governmental regulation applicable to it which might reasonably be expected to have a Material Adverse Effect.

3.12 Credit Trigger Events. Without limiting the scope of subsection 3.11, no Credit Trigger has occurred under any agreement executed in connection with any Eligible Securitization Transaction.

3.13 Governmental and Other Third Party Consents. Except for such filings and notices as have already been made or are being made prior to the Closing Date pursuant to the Security Documents, none of the Company, any Subsidiary, any shareholder of the Company or any other Subsidiary or Affiliate which is a party to any of the Security Documents is required to obtain any order, consent, approval or authorization of (collectively, the "Consents"), or required to make any declaration or filing with, (i) any governmental unit or other regulatory authority (including but not limited to the SEC) or (ii) any trustee, credit enhancer, rating agency or other party to any Eligible Securitization Transaction, in connection with the execution and delivery of this Agreement and the issuance and delivery of the Notes pursuant hereto, or in connection with the execution and delivery of the Security Documents and the granting of the security interests in the Collateral pursuant thereto, or for the purpose of maintaining in full force and effect each of the Licenses. Schedule 3.13 attached hereto accurately describes all of the Consents which have been or prior to the Closing Date will be obtained and in full force and effect. The time within which any administrative or judicial appeal, reconsideration, rehearing or other review of any Consent may be taken or instituted has lapsed, and no such appeal, reconsideration or rehearing or other review has been taken or instituted.

3.14 Regulation U, etc. Neither the Company nor any Subsidiary owns or has any present intention of acquiring any "margin stock" within the meaning of Regulation U (12 CFR Part 221) of the Board of Governors of the Federal Reserve System (herein called "margin stock"). None of the proceeds of the Loans will be used, directly or indirectly, by the Company or any Subsidiary for the purpose of purchasing or carrying, or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry, any margin stock or for any other purpose which might constitute the transactions contemplated hereby a "purpose credit" within the meaning of said Regulation U, or cause this Agreement to violate Regulation U, Regulation T, Regulation X, or any other regulation of the Board of Governors of the Federal Reserve System or the Securities Exchange Act of 1934, as amended. If requested by any Lenders, the Company will promptly furnish such Lenders with a statement in conformity with the requirements of Federal Reserve Form U-1 referred to in said Regulation U.

3.15 Employee Retirement Income Security Act of 1974. Schedule 3.15 attached hereto sets forth a true and complete list of all employee benefit plans and arrangements of the Company and its Subsidiaries, including, without limitation, all pension, profit sharing or similar plans providing for a program of deferred compensation to any employee or any plan subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). The terms used in this subsection

3.15 and in subsection 5.1 and subsection 6.10 of this Agreement shall have the meanings assigned thereto in the applicable provisions of ERISA and the Internal Revenue Code of 1986, as amended (the "Code"), and the term "Affiliated Company" shall mean the Company and all corporations, partnerships, trades or businesses (whether or not incorporated) which constitute a controlled group of corporations with the Company, a group of affiliated service groups or other affiliated group, within the meaning of Section 414(b), Section 414(c), Section 414(m) or Section 414(o), respectively, of the Code, or Section 4001 of ERISA. The Company and each employee benefit plan sponsored by an Affiliated Company and, to the best of the Company's knowledge, each multiemployer plan (as defined in Section 4001(a)(3) of ERISA) to which any Affiliated Company makes contributions, are in material compliance with applicable provisions of ERISA and the Code. No Affiliated Company has incurred any material liability to the Pension Benefit Guaranty Corporation ("PBGC") or any employee benefit plan on account of any failure to meet the contribution requirements of any such plan, minimum funding requirements or prohibited transactions under ERISA or the Code, termination of a single employer plan, partial or complete withdrawal from a multiemployer plan, or the insolvency, reorganization or termination of any multiemployer plan, and no event has occurred or conditions exist which present a material risk that any Affiliated Company will incur any material liability on account of any of the foregoing circumstances. The consummation of the transactions contemplated by this Agreement will not result in any prohibited transaction under ERISA or the Code for which an exemption is not available.

3.16 Ownership of Company; Outstanding Options or Warrants. All of the Company's outstanding shares of capital stock are validly issued, fully paid and nonassessable. There are no outstanding rights, options, warrants or agreements for the purchase from, or sale or issuance by, the Company or any Subsidiary of any of its capital stock or any securities convertible into or exchangeable for such stock and neither the Company nor any Subsidiary is obligated in any manner to issue any additional shares of capital stock.

3.17 Environmental Matters. Neither the Company nor any Subsidiary has ever caused or permitted any Hazardous Material to be disposed of on or under any real property owned, leased or operated by the Company and/or any Subsidiary and no such real property has ever been used (by the Company and/or any Subsidiary or, to the Company's knowledge, by any other Person) as (i) a disposal site or permanent storage site for any Hazardous Material or (ii) a temporary storage site for any Hazardous Material. The Company has been issued and is in compliance with all material permits, licenses, approvals and other authorizations relating to environmental matters and necessary or desirable for its business, and has filed all notifications and reports relating to chemical substances, air emissions, underground storage tanks, effluent discharges and Hazardous Material waste storage, treatment and disposal required in connection with the operation of its businesses, the failure to have or comply with which, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect. All Hazardous Materials used or generated by the Company or any Subsidiary or any business merged into or otherwise acquired by the Company or any Subsidiary have been generated, accumulated, stored, transported, treated, recycled and disposed of in compliance with all applicable laws and regulations, the violation of which has any reasonable likelihood of having a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has any liabilities with respect to Hazardous Materials, and to the knowledge of the Company, no facts or circumstances exist which could give rise to liabilities with respect to the violation (whether by the Company or any other Person) of any Environmental Law and/or Hazardous Materials, which could have any Material Adverse Effect.

3.18    Patents, Trademarks, Intellectual Property. As of the Closing Date,
Schedule 3.18 attached hereto is a true, correct and complete list of all material Proprietary Rights of the Company. The Company owns or otherwise has rights to all such Proprietary Rights as indicated in such Schedule 3.18 and such Proprietary Rights are adequate for the conduct of its business as now conducted and now proposed to be conducted, without any known conflict with the rights or claimed rights of others.

3.19 Chief Executive Offices; Principal Place of Business; Real Property Owned or Leased. The chief executive office and principal place of business of the Company is, and at all times prior to the date hereof has been, located at 8001 Irvine Center Drive, Suite 500, Irvine, California 92618. The Company shall not make any change in the locations of its chief executive office or any of the Collateral without giving the Agent at least thirty (30) days prior written notice thereof. Scheduled 3.19 attached hereto lists all real property owned or leased by the Company or any Subsidiary.

3.20 Names. The exact legal name of the Company is Onyx Acceptance Corporation. During the last five years ending on the date hereof, the Company has not conducted any business under any other name (including any trade or assumed name).

3.21 Securities Laws. The Company is not a "holding company" or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935. The Company is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940.

3.22 Security Documents. The representations and warranties of the Company contained in the Security Documents to which it is a party are true and correct in all material respects, and the Company is in compliance in all material respects with the terms of the Security Documents.

3.23 Depository and Other Accounts. Schedule 3.23 attached hereto lists all Lenders and other financial institutions and depositories at which the Company maintains (or has caused to be maintained) or will maintain deposit accounts, spread accounts, yield supplement reserve accounts, operating accounts, trust accounts, trust receivable accounts or other accounts of any kind or nature into which funds of the Company (including funds in which the Company maintains a contingent or residual interest) are from time to time deposited, and such
Schedule 3.23 correctly identifies the name and address of each depository, the name in which each account is held, the purpose of the account and the complete account number. The Company will from time to time notify the Lenders and supplement such Schedule 3.23 as new accounts are established. The Company hereby authorizes the Agent to attach such supplements to Schedule 3.23 from time to time delivered by the Company to Schedule 3.23 attached hereto.

3.24 Tax Status of Eligible Securitization Transactions. None of the trusts created in connection with the Eligible Securitization Transactions are classified as an association taxable as a corporation for federal income taxes or are otherwise taxed as a separate entity for federal income tax purposes.

3.25 Burdensome Obligations; Future Expenditures. Neither the Company nor any of its Subsidiaries is party to or bound by any agreement (including, but not limited to, the Material Agreements listed on Schedule 3.6 attached hereto), instrument, deed or lease or is subject to any charter, by-law or other restriction, commitment or requirement which, in the opinion of the management of such Person, is so unusual or burdensome as in the foreseeable future to have or cause or create a material risk of having or causing a Material Adverse Effect. Neither the Company nor any of its Subsidiaries anticipate that the future expenditures, if any, by the Company and its Subsidiaries needed to meet the provisions of any federal, state or foreign governmental statutes, orders, rules or regulations will be so burdensome as to have or cause, or create a material risk of having or causing, a Material Adverse Change.

3.26 Insurance Policies. As of the Closing Date, Schedule 3.26 lists all insurance policies of any kind or nature maintained by or on behalf of the Company, as well as a summary of the principal terms of such insurance. All such insurance policies, together with any insurance policies obtained by the Company after the Closing Date, are in full force and effect and provide coverage of such risks and in such amounts as is customarily maintained for businesses of the scope and size of the Company.

3.27 Employment and Labor Agreements. As of the Closing Date, Schedule 3.27 accurately and completely describes each employment agreement, agreement for the payment of deferred compensation, severance or so-called change in control agreement covering officers, managers or other Affiliates of the Company, as well as all collective bargaining agreements or other labor agreements covering any employees of the Company. A true and correct copy of each such agreement has been furnished to the Agent.

3.28 CapMAC Indebtedness and Liabilities. Schedule 3.28 accurately and completely describes each provision of each agreement, instrument, certificate or document to which the Company, Finco, and/or any Spread Account Trust (or Spread Account Trustee) and CapMAC and/or any Affiliate of CapMAC or any other Credit Enhancer are a party pursuant to which the Company, Finco and/or any Spread Account Trust (or Spread Account Trustee) has any Indebtedness or obligation or liability for the payment of money of any kind or nature, matured or unmatured, contingent or non-contingent to CapMAC or any Affiliate of CapMAC.
Schedule 3.28 sets forth, with respect to each item listed therein, the specific Spread Account or other depository account or other collateral, if any, to which any Credit Enhancer has recourse for payment of the related Indebtedness or liability, or the Credit Enhancer as an unsecured creditor of the Company and/or Finco with respect to such Indebtedness or liability. Except as expressly set forth on Schedule 3.28, neither the Company nor Finco has, or at any time during the term of this Agreement will have, any Indebtedness, liability or other obligation (matured or unmatured, contingent or non-contingent) of any kind or nature for the payment of money to any Credit Enhancer.

3.29 Charges to Excess Servicing. The Company has not taken and is not required by the terms of SFAS 65 to take any charge to Excess Servicing.

A.      Section 4. Conditions Precedent to Closing Date.

        The obligation of each Lender to make any Loan hereunder is subject to the following conditions:

4.1 Fees and Expenses of Lenders. The Company shall have paid in full all costs and expenses (including reasonable attorneys' fees) incurred by or on behalf of the Agent in connection with this Agreement through the Closing Date.

4.2 Forms of Legal Opinions; Execution of Loan Documents; No Material Adverse Effect.

        (a) The Company's counsel shall have delivered the form of legal opinion to be attached hereto as Exhibit C;

        (b) This Agreement, the Security Agreement, the Notes, the Eligible Securitization Transaction Documents, the Spread Account Trust Agreements and such other Security Documents, instruments, schedules or certificates as shall be designated by the Agent shall have been executed by the Company and the other parties thereto and delivered to the Agent;

        (c) Since December 31, 1997 there shall have occurred no event or condition which could have a Material Adverse Effect; and

        (d) The Agent shall have received such other documents as it may reasonably have requested at any time at or prior to the Closing Date.

4.3 Opinions and Certificates. On and as of the Closing Date the Lenders shall have received:

        (a) (i) Satisfactory evidence of the filing of such financing statements as the Agent shall deem necessary or advisable, (ii) physical possession of all Pledged Collateral (as such term is defined in the Pledge and Security Agreement), and (iii) the favorable opinion of counsel for the Company, dated as of the Closing Date and in such form(s) as the Lenders and their counsel may reasonably request.

        (b) Copies of each legal opinion delivered on behalf of the Company and its Subsidiaries in connection with the Eligible Securitization Transactions in form and substance satisfactory to the Lenders and their counsel and addressed to the Lenders. Without limiting the foregoing, the Agent and the Lenders shall have received legal opinions (or bring downs of previously delivered legal opinions, with appropriate reliance letters) concerning the tax status, non-consolidation and true sale aspects of each of the Eligible Securitization Transactions.

        (c) A certificate, dated as of such date, signed by a principal officer of the Company, certifying that the conditions precedent specified in this Section 4 have been fulfilled.

        (d) All other information and documents which the Lenders or their counsel may reasonably have requested in connection with the transactions contemplated by this Agreement and the Related Events, such information and documents where appropriate to be certified by the proper Company officers or governmental authorities.

        (e) A completed Borrowing Base Report, showing minimum availability (after giving effect to the Related Events) under the Borrowing Base of an amount equal to or greater than the Revolving Credit Loans requested (or outstanding if no additional Revolving Credit Loans are requested) on the Closing Date.

        (f) The Perfection Certificates and the Solvency Certificates from the Company and each of its Subsidiaries and the Projections.

        (g) An officer's certificate, dated as of such date, as to the absence of (i) any Default or Event of Default, (ii) any Credit Trigger and
(iii) any event or condition which could have a Material Adverse Effect.

        (h) On the Closing Date only, a Compliance Certificate, which shall thereafter be delivered in accordance with subsection 5.1(b).

        (i) The Company's quarterly financial statements dated as of March 31, 1998.

4.4 No Default; Representations and Warranties, etc. On the Closing Date and on the date of each Loan hereunder and on the Conversion Date: (i) the representations and warranties of the Company contained in Section 3 of this Agreement shall be true on and as of such dates as if they had been made on such dates (except to the extent that such representations and warranties expressly relate to an earlier date or are affected by the consummation of transactions permitted under this Agreement); (ii) the Company shall be in compliance in all material respects with all of the terms and provisions set forth herein on its part to be observed or performed on or prior to such dates; (iii) after giving effect to the Loans to be made on such dates, no Default or Event of Default, shall have occurred and be continuing; (iv) since the date of this Agreement, there shall have been no material adverse change in the assets or liabilities or in the financial or other condition of the Company or any Subsidiary; and (v) the Company shall not have knowledge of a decrease in the Available Line Commitment since the date of the most recently submitted Borrowing Base Report. Each request for a Loan hereunder shall constitute a representation and warranty by the Company to the Lenders that all of the conditions specified in this subsection 4.3 have been satisfied in all material respects as of the date of each such Loan.

4.5 Security Documents. On or prior to the Closing Date, the Agent and each of the Lenders shall have received (i) counterpart originals of the Loan Agreement, Security Documents and such other Loan Documents as may be designated by any Lender, together with any other documents required or contemplated by the terms thereof, (ii) evidence that the various security interests and liens provided for in the Security Documents have been duly perfected and recorded and that the Agent on behalf of the Lenders has a first priority security interest in the Collateral and (iii) executed copies of the Eligible Securitization Transaction Documents referred to in subsection 5.7.

4.6 Insurance. The Company shall have provided to the Lenders evidence of insurance coverage in compliance with Section 5.3.

4.7 Related Events. Prior to the first Revolving Credit Loan hereunder, the Related Events shall have been consummated in a manner satisfactory to the Lenders and their counsel.

4.8     Reserved.

4.9     Reserved.

4.10 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated hereby (including but not limited to the Related Events) and all documents and instruments incident hereto (including but not limited to the accountants' letter provided for in subsection
5.8 and any other agreement or instruments to be delivered pursuant to the terms of this Agreement) and thereto shall be satisfactory in form and substance to the Lenders and their counsel.

4.11 Final Forms of Eligible Securitization Transaction Documents. The Lenders shall have received, reviewed and confirmed that the forms of Eligible Securitization Transaction Documents to be executed by all parties thereto are acceptable in form and substance to the Lenders.

B. Section 4. Special Provisions Concerning Subsequent Eligible Securitization Transactions.

4.12 Subsequent Securitization Transactions. From time to time after the Closing Date, the Company may (but shall not be obligated to) request that the Lenders include future securitization transactions (collectively, the "Subsequent Securitization Transactions") within the definition of Eligible Securitization Transactions for all purposes of this Agreement (including, but not limited to, inclusion in the Borrowing Base), the Pledge and Security Agreement and the other Loan Documents. Any such inclusion of a Subsequent Securitization Transaction within the definition of Eligible Securitization Transactions, and the inclusion of any Eligible Securitization Transaction within the Borrowing Base, shall be effected in accordance with the provisions of this subsection 4.12 and may be accomplished by written agreement among the Company and the Lenders, without necessity of formal amendment to this Agreement or any other Loan Document (other than an amendment to the Pledge and Security Agreement, the filing of financing statements, if necessary, and amendment to the Schedules to the Pledge and Security Agreement to reflect the additional Pledged Collateral).

        The Lenders hereby agree with the Company to review the Required Information submitted by the Company in connection with all Subsequent Securitization Transactions requested by the Company for inclusion within the Borrowing Base. The Company shall pay all reasonable attorney's fees incurred by the Agent in connection with such review. Such Subsequent Securitization Transactions will become Eligible Securitization Transactions (and, accordingly, be included within the Borrowing Base) if all Lenders, in their sole discretion, are satisfied with the size, asset type and quality, business and legal terms and structure, documentation and legal opinions relating to and issued in connection with such Subsequent Securitization Transaction. Written notification shall be issued from the Lenders (such notice to be issued within ten (10) Banking Days of confirmed receipt of all Required Information) to the Company indicating whether the Lenders are willing to include a Subsequent Securitization Transaction within the definition of Eligible Securitization Transactions for purposes of this Agreement (and the Borrowing Base). The Company will pay all costs and expenses (including reasonable attorney's fees of the Agent) incurred by the Lenders in connection with the inclusion of Subsequent Securitization Transactions within the Borrowing Base. The Company shall be deemed to have complied with this subsection 4.12 with respect to any Subsequent Securitization Transaction which becomes a Rejected Transaction.

        Notwithstanding anything to the contrary in this subsection 4.12 or elsewhere in this Loan Agreement, the Company shall have no obligation to submit the Required Information relating to Subsequent Securitization Transactions to the Lenders on a right of first refusal basis, and shall have no obligation to request that the Lenders include such Subsequent Securitization

Transactions within the definition of Eligible Securitization Transactions. In the event the Company elects to request that the Lenders include a Subsequent Securitization Transaction within the definition of Eligible Securitization Transaction, the provisions of subsection 4.12 of the Loan Agreement shall remain in full force and effect. In the event the Company (in its sole discretion) elects not to request that the Lenders include a Subsequent Securitization Transaction within the definition of Eligible Securitization Transactions, such Subsequent Securitization Transaction shall be deemed a Rejected Transaction for all purposes of this Agreement.

Section 5.  Affirmative Covenants.

        So long as any of the Loans shall remain available to the Company, and until the principal of and interest on the Notes and all fees due hereunder and all of the Company's obligations to the Lenders shall have been paid in full, the Company agrees that:

5.1 Financial Statements, etc. The Company will furnish or cause to be furnished to each Lender:

        (a)     Within 90 days after the end of each fiscal year of the Company,
(i) the audited consolidated and consolidating balance sheets of the Company and its Subsidiaries as at the end of such year, and (ii) the related audited consolidated and consolidating statements of income and surplus and cash flows for such year, setting forth in comparative form with respect to such consolidated financial statements figures for the previous fiscal year, all in reasonable detail, together with the opinion thereon of independent public accountants selected by the Company and satisfactory to the Lenders, which opinion shall be in a form generally recognized as unqualified and shall state that such financial statements have been prepared in accordance with GAAP applied on a basis consistent with that of the preceding fiscal year (except for changes, if any, which shall be specified and approved in such opinion) and that the audit by such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards related to reporting, provided that such accountants' certification may be limited to the consolidated financial statements in which case the consolidating financial statements shall be signed by the Chief Financial Officer of the Company;

        (b) (x) within 45 days after the end of each of the first three quarterly accounting periods in each fiscal year of the Company, (i) the unaudited consolidated and consolidating balance sheets of the Company and its Subsidiaries as at the end of such period, and (ii) the related unaudited consolidated and consolidating statements of income and surplus and cash flows for such period and for the period from the beginning of the current fiscal year to the end of such period, all in reasonable detail and signed by a principal officer of the Company; (y) no later than two (2) Banking Days prior to the distribution date for any Eligible Securitization Transaction, a compliance certificate substantially in the form of Exhibit D attached hereto (the "Compliance Certificate") signed by a principal officer of the Company and certifying that no event or condition which constitutes a Default or Event of Default or Credit Trigger exists, and demonstrating the calculations used to determine compliance with the financial covenants listed in such Compliance Certificate; and (z) within 30 days after the end of each month, a copy of the Company's monthly financial statement package for the immediately preceding month, such monthly financial statement package to contain statistical information on the financial performance of all securitization transactions including but not limited to the Eligible Securitization Transactions, and to be substantially in the form currently produced by the Company, with such changes as are reasonably satisfactory to the Lenders;

        (c) Together with the financial statements delivered pursuant to subparagraph (a) above, a statement signed by the accountants who have reported on the same to the effect that in connection with their examination of such financial statements they have reviewed the provisions of this Agreement and have no knowledge of any event or condition which constitutes a Default or Event of Default or, if they have such knowledge, specifying the nature and period of existence thereof, provided however, that in issuing such statement, such independent accountants shall not be required to go beyond normal auditing procedures conducted in connection with their opinion referred to above;

        (d)     Deleted.

        (e) Promptly upon their becoming available, copies of all 10-Ks and 10-Qs and other periodic or special reports filed by the Company or any Subsidiary, or by any party in connection with any Eligible Securitization Transaction, with the SEC, or any such periodic or special reports filed with any other federal, state or local governmental agency or authority, if such other reports indicate any material change in the business, operations, affairs or conditions of the Company or any Subsidiary or if copies thereof are requested by any Lender, and copies of any material notices and other material communications from the SEC or from any other federal, state or local governmental agency or authority which specifically relate to the Company or any Subsidiary;

        (f) Forthwith upon any officer of the Company obtaining knowledge of any condition or event which constitutes a Default or Event of Default or Credit Trigger or which, after notice or lapse of time or both, would constitute a Credit Trigger, a certificate signed by such officer specifying in reasonable detail the nature and period of existence thereof and what action the Company has taken or proposes to take with respect thereto;

        (g) Promptly upon receipt thereof, copies of all audit reports and management letters, if any, submitted to the Company by independent public accountants in connection with each interim or special audit of the books of the Company made by such accountants and, upon request by any Lender, copies of all financial statements, reports, notices and proxy statements, if any, sent by the Company to its shareholders;

        (h) Immediately, notice of: (i) the institution or commencement of any action, suit, proceeding or investigation by or against or affecting the Company or any of its assets which, if determined adversely to the Company, could have a Material Adverse Effect; (ii) any litigation or proceeding instituted by or against the Company, or any judgment, award, decree, order or determination relating to any litigation or proceeding involving the Company which could have a Material Adverse Effect; (iii) the imposition or creation of any lien against any asset of the Company except those in favor of the Agent for the benefit of the Lenders and those permitted by this Agreement; (iv) any reportable event under ERISA, together with a statement of the Company's chief executive officer, chief financial officer and/or controller as to the details thereof and a copy of its notice thereof to the PBGC; (v) any known release or threat of release of Hazardous Materials on or onto any site owned or operated by the Company or the incurrence of any expense or loss in connection therewith or upon the Company's obtaining knowledge of any investigation, action or the incurrence of any expense or loss by any governmental authority in connection with the containment or removal of any Hazardous Materials for which expense or loss the Company may be liable or potentially responsible;

        (i) Within 10 days after the end of each month (or the next succeeding Banking Day if the tenth day of any month is not a Banking Day), the servicer report for each Eligible Securitization Transaction, together with the Borrowing Base Report described in subsection 1.2(e) above; and

        (j) Immediately upon receipt or issuance by the Company or Finco, copies of all reports, covenant compliance certificates, budgets, projections, requests for waivers, notices of default, requests for amendments or other material correspondence issued in connection with or relating to the Preferred Stock Agreement, and, to the extent not inconsistent with any confidentiality provisions, any agreement to which CapMAC or any Affiliate of CapMAC is a party (including without limitation all agreements relating to the Finco warehouse facility) and any other agreement to which the Company or Finco is now or hereafter a party relating to Indebtedness for borrowed money.

        In addition to the financial information described above, the Company will also furnish or cause to be furnished or made available to each Lender, (i) the Borrowing Base Report at the times required under subsection 1.2(d), (ii) upon request of the Agent, the electronic records and computer tapes maintained by the Company summarizing the characteristics and distribution of the Automobile Loans comprising the Eligible Securitization Transactions and (iii) such other information regarding the business, affairs and condition of the Company and its Subsidiaries, the Collateral, cash payments made by the Company or its Subsidiaries in respect of taxes and the scheduled amortization of the Residual Interest in Securitized Assets and Spread Accounts as such Lender may from time to time reasonably request. The Company will permit each Lender to inspect and audit the books and records and any of the properties or assets of the Company and its Subsidiaries, not more than twice per year prior to the occurrence of a Default or Event of Default or Credit Trigger, at the Company's expense, and after any such occurrence, at such times as any Lender may from time to time request, each such inspection to be at the Company's expense.

5.2 Legal Existence; Franchises; Compliance with Laws. The Company will, and will cause each Subsidiary to: maintain its corporate existence and business; maintain all properties which are reasonably necessary for the conduct of such business, now or hereafter owned, in good repair, working order and condition; take all actions necessary to maintain and keep in full force and effect its rights and franchises, including the Licenses; and, except as otherwise provided herein, comply with all applicable statutes, rules, regulations and orders of, and all applicable restrictions imposed by, all governmental authorities in respect of the conduct of its business and the ownership of its properties in states in which the Company desires to continue business operations; provided that (i) nothing in this subsection 5.2 shall be interpreted to restrict or in any manner affect the Company's or any Subsidiary's ability to elect to discontinue any line of business or to discontinue doing business in any state if the Company or such Subsidiary deems such discontinuance to be in its or their best interests, (ii) neither the Company nor any Subsidiary shall be required by reason of this subsection to comply therewith at any time while the Company or such Subsidiary shall be contesting its obligations to do so in good faith by appropriate proceedings promptly initiated and diligently conducted, and if it shall have set aside on its books such reserves, if any, with respect thereto as are required by GAAP and deemed adequate by the Company and its independent public accountants. The Company shall not, and shall not allow any Subsidiary to, amend the terms of its charter.

5.3     Insurance.

        (a) Business Interruption Insurance. Each of the Company and its Subsidiaries shall maintain with financially sound and reputable insurers insurance related to interruption of business, either for loss of revenues or for extra expense, in the manner customary for businesses of similar size engaged in similar activities.

        (b) Property Insurance. Each of the Company and its Subsidiaries shall keep its assets which are of an insurable character insured by financially sound and reputable insurers against theft and fraud and against loss or damage by fire, explosion and hazards insured against by extended coverage to the extent, in amounts and with deductibles at least as favorable as those generally maintained by businesses of similar size engaged in similar activities.

        (c) Liability Insurance. Each of the Company and its Subsidiaries shall maintain with financially sound and reputable insurers insurance against liability for hazards, risks and liability to persons and property, including errors and omission insurance, to the extent, in amounts and with deductibles at least as favorable as those generally maintained by businesses of similar size engaged in similar activities.

        (d) Requirements; Proceeds. Each insurance policy maintained pursuant to this subsection 5.3 pertaining to any of the Collateral or pursuant to subsection 5.11 below shall: (i) name the Agent as an additional insured and loss payee pursuant to a so-called "standard mortgagee clause" and provide that all proceeds shall be payable to the Agent; (ii) provide that no action of the Company shall void such policy as to the Agent; and (iii) provide that the Agent shall be notified of any proposed cancellation of such policy at least thirty
(30) days in advance of such proposed cancellation. Copies of all such policies shall be delivered to the Agent upon request. In the event of a casualty loss, the Company may apply the proceeds of any insurance to the restoration or replacement of the property or asset which was the subject of such loss, provided that (A) the Company shall have demonstrated to the reasonable satisfaction of the Lenders that such property or asset will be restored to substantially its previous condition or will be replaced by a substantially identical property or asset, and (B) the Agent shall have received, if requested by it, a favorable opinion from counsel for the Company, satisfactory in scope and form to the Agent (on behalf of the Lenders), as to the Lenders' having a prior security interest in and valid first lien on such restored or replaced property or asset. As further assurance for the payment and performance of the Loans and all other obligations hereunder, the Company hereby assigns to the Agents for the benefit of the Lenders all sums, including any returned or unearned premiums, which may become payable under any policy of insurance in respect of the Collateral and the Company hereby directs each insurer issuing any such policy to make such payment of such sums directly to the Agent. No loss or claim in excess of $250,000 shall be settled without the prior written consent of the Agent.

5.4 Payment of Taxes. The Company will, and will cause each Subsidiary to, pay and discharge promptly as they become due and payable all taxes, assessments and other governmental charges or levies imposed upon it or its income or upon any of its properties or assets, or upon any part thereof, as well as all lawful claims of any kind (including claims for labor, materials and supplies) which, if unpaid, might by law become a lien or a charge upon its property; provided that neither the Company nor any Subsidiary shall be required to pay any such tax, assessment, charge, levy or claim if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings promptly initiated and diligently conducted and if the Company or such Subsidiary, as the case may be, shall have set aside on its books such reserves, if any, with respect thereto as are required by GAAP and deemed appropriate by the Company and its independent public accountants.

5.5 Payment of Other Indebtedness, etc. Except as to matters being contested in good faith and by appropriate proceedings, and subject to the provisions of subsection 6.5 (Restricted Payments) and subsection 6.12 (Observance of Subordination Provisions) hereof, the Company will, and will cause each Subsidiary to, pay promptly when due, or in conformance with customary trade terms, all other Indebtedness and obligations incident to the conduct of its business, except where the failure to do so would not result in a Material Adverse Effect.

5.6 Further Assurances. From time to time hereafter, the Company will execute and deliver, or will cause to be executed and delivered, such additional instruments, certificates or documents, and will take all such actions, as the Agent may reasonably request, for the purposes of implementing or effectuating the provisions of this Agreement, the Security Documents or the Notes, or of more fully perfecting or renewing the rights of the Agent and the Lenders with respect to the Collateral pursuant hereto or thereto. Upon the exercise by the Lenders (or the Agent on their behalf) of any power, right, privilege or remedy pursuant to this Agreement or the Security Documents which requires any consent, approval, registration, qualification or authorization of any governmental authority or instrumentality, the Company will execute and deliver, or will cause the execution and delivery of, all applications, certifications, instruments and other documents and papers that the Agent or the Lenders may be required to obtain for such governmental consent, approval, registration, qualification or authorization. In the event the Company or any Subsidiary shall at any time or from time to time lease any additional real property, the Company will, if any Collateral is to be located at such premises and not available at the Company's Irvine, California headquarters, promptly execute and deliver, and cause to be executed and delivered by the Company's landlord, to the Lenders (or the Agent on their behalf) a landlord's consent relating to the Agent's access to the real property leased by the Company, regardless of any rental payment default by the Company or any of its Subsidiaries.

5.7 Maintenance of Blocked Account; Eligible Securitization Transaction Document Amendments; Agreement to Hold in Trust. As of the Closing Date, the Company will (i) establish a blocked account arrangement (the "Blocked Account") with the Agent and (ii) execute and cause to be executed by all necessary parties all such agreements or instruments as may be deemed necessary by the Lenders or the trustee or paying agent under each Eligible Securitization Transaction so as to ensure that such trustee or paying agent is directed to make payments due the Company (except Normal Servicing Fees), whether in connection with the Pledged Certificates or otherwise, directly into the Blocked Account. All agreements, documents or instruments now or hereafter necessary to
(i) cause the issuance of the Pledged Certificates, the dividend thereof by Finco to the Company and the pledge thereof by the Company to the Agent, (ii) cause the trustee or paying agent under each Eligible Securitization Transaction to deposit payments due the Company in connection with each such Eligible Securitization Transaction directly to the Blocked Account (iii) ensure that the Collateral and all proceeds thereof will be deposited directly to the Blocked Account, regardless of whether the Company shall cease to be the servicer under any Eligible Securitization Transaction for any reason, and (iv) otherwise give effect to the transactions contemplated by this Agreement are referred to herein collectively as the "Eligible Securitization Transaction Document Amendments". To the extent that notwithstanding the Eligible Securitization Transaction Document Amendments or the other Eligible Securitization Transaction Documents, the Company or Finco receives any amounts attributable to any Eligible Securitization Transaction which should have been deposited in the Blocked Account, the Company will, and will cause Finco to, hold the same in trust for the Lenders immediately upon receipt thereof, and deliver the same to the Agent in the form received, together with the Company's endorsement thereon where necessary to permit collection thereof for deposit into the Blocked Account.

5.8 Communication with Accountants. The Company authorizes the Lenders to communicate directly with the Company's independent certified public accountants and authorizes those accountants to disclose to the Lenders any and all financial statements and other supporting financial documents and schedules.

5.9 Performance of Servicing Duties; Clean-Up Calls. The Company shall, and shall cause Finco to, comply in all material respects with the provisions of its charter documents and by-laws and with the terms of the pooling and servicing agreements and other Eligible Securitization Documents relating to each Eligible Securitization Transaction, and perform the duties of servicer in compliance with the terms thereof. To the extent the Company or Finco has or shall have the right or ability to make a "clean-up" call under any Eligible Securitization Transaction, the Company or Finco will not take any such action if, after giving effect thereto, the aggregate outstanding principal balance of the Loans would exceed the Borrowing Base unless, simultaneously with the purchase pursuant to such "clean-up" call, the Company pays down the outstanding Loans to an amount less than or equal to the Available Line Commitment after giving effect to such "clean-up" call.

5.10 Management. Schedule 5.10 attached hereto sets forth the names and titles of each officer and director of the Company. The Company will notify the Agent in writing of any change in or addition to such officers and directors of the Company.

5.11 Key Person Life Insurance. The Company shall maintain at all times "Key Person" life insurance on the life of John W. Hall in the amount of at least $3,000,000, and shall designate the Company as loss payee.

5.12 Notice of Default Under MLMC Credit Facility Documents. The Company shall immediately notify the Agent and the Lenders of its receipt of any notice of a default or event or default under any MLMC Credit Facility Documents.

5.13 Notice of Default Under BayView Subordinated Loan Documents. The Company shall immediately notify the Agent and the Lenders of its receipt of any notice of a default or event or default under the BayView Subordinated Loan Agreement.

5.14 Notice of Default Under BayView Loan Sale Agreement. The Company shall immediately notify the Agent and the Lenders of its receipt of any notice of a Default or Event of Default under the Bay View Loan Sale Agreement.

Section 6.  Negative Covenants.

        So long as any of the Loans shall remain available to the Company, and until the principal of and interest on the Notes and all fees due hereunder and all of the Company's obligations to the Lenders shall have been paid in full, the Company agrees that:

6.1 Indebtedness. The Company will not, and will not permit any Subsidiary to, create, incur, assume or become or remain liable in respect of any Indebtedness, except:

        (a)     Indebtedness to the Lenders hereunder;

        (b) Current liabilities of the Company (other than for borrowed money) incurred in the ordinary course of its business and in accordance with customary trade practices;

        (c) Existing Indebtedness of the Company or any Subsidiary referred to in Schedule 3.8 attached hereto, in not more than the respective unpaid principal amounts thereof specified in such Schedule;

        (d) Indebtedness of the Company or any Subsidiary secured as permitted by, and subject to the proviso to, subparagraph (c) of subsection 6.2;

        (e) Non-recourse Indebtedness of the Company for money borrowed using only the limited beneficial certificates issued by the spread account trust or owner trust established in connection with a Rejected Transaction as collateral;

        (f) Indebtedness of Fundco under the MLMC Credit Facility Documents in a maximum principal amount at any one time outstanding not to exceed $150,000,000;

        (g) Indebtedness of the Company under the BayView Subordinated Loan Documents in a maximum principal amount at any one time outstanding not to exceed $10,000,000;

        (h) Up to $10,000,000 of additional subordinated debt on terms (i) reasonably satisfactory to the Lenders and (ii) comparable to the BayView Subordinated Debt; and

        (i)     Up to $50,000,000 of Indebtedness of Fundco to Smith Barney.

6.2 Liens, etc. The Company will not, and will not permit any Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist, any mortgage, lien, charge or encumbrance on, or security interest in, or pledge of, or conditional sale or other title retention agreement (including any Capital Lease) with respect to, any real or personal property (tangible or intangible, now existing or hereafter acquired) including but not limited to the Collateral, except:

        (a)     Any lien securing Indebtedness to the Lenders;

        (b) Liens for taxes not yet delinquent or being contested in good faith as provided in subsection 5.4; mechanics', workmen's, materialmen's or other like liens arising in the ordinary course of business in respect of obligations which are not yet due or which are being contested in good faith (as to which adequate reserves have been established on the Company's books); and other liens or encumbrances incidental to the conduct of the business of the Company or any Subsidiary or to the ownership of their respective properties or assets, which were not incurred in connection with the purchase of property, borrowing of money or the obtaining of credit and which do not detract from the value of the properties or assets of the Company and its Subsidiaries or affect the use thereof in the operation of their business;

        (c) Financing statements filed against the Company or any Subsidiary in connection with any securitization transaction;

        (d) Purchase money mortgages, liens and other security interests, including Capital Leases, created in respect of property acquired by the Company after the date hereof or existing in respect of property so acquired prior to the date hereof, provided that (i) each such lien shall at all times be confined solely to the item of property so acquired, and (ii) the aggregate principal amount of indebtedness secured by all such liens (whether incurred prior to or after the Closing Date) shall at no time exceed $3,500,000;

        (e) Liens securing an amount not to exceed $2,500,000 securing the Indebtedness described in subsection 6.3(e) below, provided, that such liens are at all times limited solely to cash collateral posted by the Company to secure such Indebtedness;

        (f) Liens on Rejected Transaction limited beneficial certificates securing Indebtedness described in subsection 6.1(e);

        (g) Liens on the assets of Fundco securing its obligations in respect of the MLMC Credit Facility;

        (h) Financing statements filed against the Company by Finco, Fundco or BayView filed solely for the purpose of evidencing true sales of chattel paper consisting of Automobile Loans by the Company to Finco, Fundco, or BayView, as the case may be; and

        (i) Liens on Reject Transactions securing the Indebtedness described in subsection 6.1(i).

6.3 Loans, Guarantees and Investments. The Company will not, and will not permit any Subsidiary to, make or permit to remain outstanding any loan or advance to, or guarantee or endorse (except as a result of endorsing negotiable instruments for deposit or collection in the ordinary course of business) or otherwise assume or agree to purchase or otherwise remain liable with respect to any obligation of, or enter into any indemnification agreement or make or own any investment in, or acquire (except in the ordinary course of business) the properties or assets of, any Person, except:

        (a) Extensions of credit by the Company in connection with the Company's automobile finance business in accordance with existing and customary trade practices, including direct lending and bulk purchases of up to $30,000,000 of portfolios of Automobile Loans;

        (b) The outstanding investments, loans and advances, if any, and the presently existing guarantees, if any, referred to in Schedule 3.8 attached hereto;

        (c)     Cash Equivalents;

        (d)     Capital Expenditures, to the extent permitted by subsection 6.6;

        (e) Loans, advances and investments in an aggregate amount not exceed $2,500,000 necessary or appropriate for the hedging of interest rate risks on loans held for sale by the Company or its Subsidiaries in the ordinary course of business; and

        (f) Indemnification agreements in favor of Credit Enhancers or underwriters executed in connection with securitization transactions, or indemnifications contained in agreements entered into in the ordinary course of the Company's business and otherwise permitted under this Agreement.

6.4 Collection Policies and Procedures. The Company will not implement any material change in its collection policies and procedures without first delivering written notice of such change and the reason therefor to the Lenders.

6.5 Restricted Payments. The Company will not, and will not permit any Subsidiary to, directly or indirectly declare, order, pay or make any Restricted Payment or set aside any sum or property therefor if at the time of such proposed action or immediately after giving effect thereto, any Default or Event of Default exists, and unless expressly permitted by this subsection 6.5.

        As used herein, the term "Restricted Payments" means (i) any dividend or other distribution, direct or indirect, on or on account of any shares of any class of stock of the Company now or hereafter outstanding (other than dividends payable exclusively in shares of the Company's preferred stock); (ii) any redemption, purchase or other acquisition, direct or indirect, of any shares of any class of stock of the Company now or hereafter outstanding or of any warrants or rights to purchase any such stock (including, without limitation, the repurchase of any such stock or warrant or any refund of the purchase price thereof in connection with the exercise by the holder thereof of any right of rescission or similar remedies with respect thereto); and (iii) any payment in respect of Subordinated Debt (including, without limitation, the BayView Subordinated Debt).

        Subject to the foregoing, the Company may: (a) make scheduled monthly payments of interest to BayView in respect of the BayView Subordinated Debt (but in no event accelerated payments) at a per annum rate not to exceed nine and one half percent (9 1/2%) and (b) make scheduled payments of principal to BayView in respect of the BayView Subordinated Debt (but in no event accelerated payments) commencing on February 25, 2000, and thereafter in accordance with the terms of the BayView Subordinated Loan Agreement, until the principal amount of such BayView Subordinated Debt is paid in full.

        Notwithstanding anything to the contrary in the BayView Subordinated Loan Documents, including without limitation, Article VI of the BayView Subordinated Loan Agreement, the Company agrees that it will not at any time make any payment of principal or interest in respect of the BayView Subordinated Debt if any Default or Event of Default exists under the Loan Agreement, or if such a Default or Event of Default would arise by reason of the Company's making such payment.

6.6 Capital Expenditures. The Company will not make, or permit any Subsidiary to make, any Capital Expenditure during any fiscal year if, after giving effect thereto, the aggregate amount of all Capital Expenditures made by the Company and its Subsidiaries during such fiscal year would exceed $6,000,000, provided that in no event will the Company or any Subsidiary make any single Capital Expenditure which exceeds $750,000.

6.7 Subsidiaries, Mergers and Consolidations; Changes in Business. The Company will not, and will not permit any Subsidiary to, create any additional Subsidiaries (provided that upon written notice to the Lenders the Company may from time to time create wholly-owned, so-called bankruptcy remote special purpose Subsidiaries for the sole purpose of entering into subsequent securitization transactions), or enter into any merger or consolidation (or any agreement relating to any merger or consolidation). The Company shall not engage in any business other than the automobile finance business.

6.8 Sale of Assets. The Company will not, and will not permit any Subsidiary to, sell, lease or otherwise dispose of any of its properties or assets, except for (a) bona fide sales of Automobile Loans at par in the ordinary course of business to a wholly-owned Subsidiary of the Company in connection with any warehouse credit facility, (b) bona fide cash sales of Automobile

Loans originated as permitted by this Agreement, for fair value in the ordinary course of business in connection with securitization transactions and provided that proceeds of any such sales are used by the Company to repay any related loans under the applicable warehouse credit facility, if any, to the extent required thereby, (c) bona fide sale of repossessed automobiles, and (d) sales or other dispositions in the ordinary course of business of obsolete or unusable property or assets (it being understood that Automobile Loans and related receivables are excluded from this clause (d)) in each instance, without the prior written consent of the Majority Lenders, such consent not to be unreasonably withheld. Notwithstanding the foregoing, the Company may, and may permit Finco or Fundco to, conduct bona fide sales of Automobile Loans for fair value (but not less than par value) in the ordinary course of their respective businesses to MLMC under the MLMC Credit Facility Documents or BayView under the BayView Loan Sale Agreement, in the form of (i) flow sales by the Company contemporaneously with the origination or purchase of such Automobile Loans, or
(ii) bulk sales by Finco or Fundco.

6.9 Compliance with ERISA. The Company will make, and will cause all Affiliated Companies to make, all payments or contributions to employee benefit plans required under the terms thereof and in accordance with applicable minimum funding requirements of ERISA and the Code and applicable collective bargaining agreements. The Company will cause all employee benefit plans sponsored by any Affiliated Company to be maintained in material compliance with ERISA and the Code. The Company will not engage, and will not permit or suffer any Affiliated Company or any Person entitled to indemnification or reimbursement from the Company or any Affiliated Company to engage, in any prohibited transaction for which an exemption is not available. No Affiliated Company will terminate, or permit the PBGC to terminate, any employee benefit plan or withdraw from any multiemployer plan, in any manner which could result in material liability of any Affiliated Company.

6.10 Transactions with Affiliates. The Company will not, and will not permit any Subsidiary to, directly or indirectly, enter into any lease or other transaction with any shareholder or with any Affiliate of the Company or such shareholder, on terms that are less favorable to the Company or such Subsidiary than those which might be obtained at the time from Persons who are not such a shareholder or Affiliate.

6.11 Observance of Subordination Provisions, etc. The Company will not make, or cause or permit to be made, any payments in respect of any Subordinated Debt, in contravention of the subordination provisions contained in the evidence of such Subordinated Debt or in contravention of any written agreement pertaining thereto, nor will the Company (a) amend, modify or change in any manner any of such subordination provisions without the prior written consent of the Majority Lenders or (b) amend, modify or change in any manner adverse to the interests of the Lenders any of the other provisions set forth in the agreements under which such Subordinated Debt is outstanding or contained in the instruments or agreements evidencing or relating to such Subordinated Debt.

6.12 Environmental Liabilities. The Company will not, and will not permit any Subsidiary to, violate any Environmental Laws or other requirement of law, rule or regulation regarding Hazardous Materials; and, without limiting the foregoing, the Company will not and will not permit any Subsidiary or any other Person to, dispose of any Hazardous Material into or onto, or (except in accordance with applicable law) from, any real property owned, leased or operated by the Company or any Subsidiary or in which the Company or any Subsidiary holds, directly or indirectly, any legal or beneficial interest or estate, nor allow any lien imposed pursuant to any law, regulation or order relating to Hazardous Materials or the disposal thereof to be imposed or to remain on such real property, except for liens being contested in good faith by appropriate proceedings and for which adequate reserves have been established and are being maintained on the books of the Company and its Subsidiaries.

6.13 Fiscal Year. The Company will not change its fiscal year end from December 31 without prior written notice to the Agent.

6.14 Amendments to Eligible Securitization Transaction Documents. The Company will not, and will not permit Finco or any other Subsidiary to amend, modify or change (or consent to any such amendment, modification or change) in any manner adverse to the interests of the Lenders any of the provisions set forth in the Eligible Securitization Transaction Documents without the prior written consent of the Lenders. Without limiting the foregoing, the Company will not consent or agree, without the Lenders' consent, to any increase in the amount on deposit in any Spread Account so as to maintain the rating of the related securitization transaction.

6.15 Amendment to MLMC Credit Facility Documents. The Company will not, and will not permit Fundco to, amend, modify or change (or consent to any such amendment, modification or change) in any manner adverse to the interests of the Lenders, any of the provisions set forth in the MLMC Credit Facility Documents, without the prior written consent of the Lenders. Without limiting the foregoing, the Company will not consent or agree to, or permit Fundco to consent or agree to, any increase in the maximum aggregate amount of funds available to Fundco under the MLMC Credit Facility Documents.

6.16 Amendment to BayView Subordinated Loan Documents. The Company will not amend, modify or change (or consent to any such amendment, modification or change) in any of the provisions of the BayView Subordinated Loan Documents if such amendment would: (i) increase the principal amount of any BayView Subordinated Debt, (ii) increase the rate of interest accruing on the BayView Subordinated Debt, (iii) change in any manner the dates upon which any principal or interest payments on the BayView Subordinated Debt are due, (iv) change in any manner, or add, any affirmative or negative covenants, events of default, redemption provisions or subordination provisions of any BayView Subordinated Debt that would adversely affect the rights of the Lenders or otherwise have a material adverse effect on the Company.

Section 7. Financial Covenants. So long as any of the Loans shall remain available to the Company, and until the principal of and interest on the Notes and all fees and other amounts due hereunder and all of the Company's obligations to the Lenders shall have been paid in full, the Company agrees that:

7.1 Net Worth (Including Subordinated Debt) to Total Liabilities and Net Worth Ratio. The Company will not, on the last day of any fiscal quarter, permit the ratio of (a) its Net Worth plus the aggregate amount of the Company's unpaid Subordinated Debt (including accrued but unpaid interest thereon) to (b) the Company's Total Liabilities plus its Net Worth, to be less than .15:1.00.

7.2 Net Yield. The average Net Yield for all of the Company's Eligible Securitization Transactions for any period of three (3) consecutive months shall be greater than 0.0%.

7.3 Minimum Cash Balance. The Company will maintain a minimum balance of unrestricted cash, Cash Equivalents and/or availability under the Available Line Commitment on the last day of each month during the term of this Agreement of at least $1,000,000.

7.4 Minimum Net Worth. The Company will not permit its Net Worth as of the last day of the fiscal quarter of the Company ending March 31, 1998 to be less than $40,000,000. The Company will not permit its Net Worth as of the last day of any fiscal quarter of the Company ending after March 31, 1998 to be less than an amount equal to (x) $40,000,000 plus, (y) on a cumulative basis, an amount equal to seventy-five percent (75%) of the Company's positive Net Income during each such fiscal quarter ending after March 31, 1998 minus (z) on a cumulative basis from and after March 31, 1998, up to $3,000,000 in respect of "FASB 125 Net Worth Adjustments". As used herein, the term "FASB 125 Net Worth Adjustments" shall mean downward adjustments in Net Worth required by Financial Accounting Standing No. 125 issued by the Financial Accounting Standards Board. Other than up to $3,000,000 in respect of FASB 125 Net Worth Adjustments, the minimum Net Worth covenant amount shall never decrease, regardless of whether the Company shall have negative Net Income during any fiscal quarter.

                Solely by way of example, if the Company had Net Income of $1,000,000 for the second fiscal quarter of 1998, the minimum Net Worth covenant at June 30, 1998 would be $40,000,000 plus ($1,000,000)(75%) =
        $40,750,000. Going forward, the minimum Net Worth covenant at September 30, 1998 (the end of the third fiscal quarter of the Company) would be an amount equal to $40,750,000 plus seventy-five percent (75%) of the Company's Net Income for such third fiscal quarter. The numbers used in this paragraph are for informational purposes only. The actual step-up in the minimum Net Worth covenant will be calculated based upon the Company's actual Net Income.

7.5 Minimum Subordinated Debt Plus Net Worth. The Company will not permit the principal amount of outstanding Subordinated Debt plus its Net Worth as of March 31, 1998 to be less than $50,000,000. The Company will not permit the principal amount of outstanding Subordinated Debt plus its Net Worth as of the last day of any fiscal quarter of the Company ending after March 31, 1998 to be less than an amount equal to (x) $50,000,000 plus, (y) on a cumulative basis, an amount equal to seventy-five percent (75%) of the Company's positive Net Income during each such fiscal quarter ending after March 31, 1998 minus (z) on a cumulative basis from and after March 31, 1998, up to $3,000,000 in respect of FASB 125 Net Worth Adjustments. Other than up to $3,000,000 in respect of FASB 125 Net Worth Adjustments, the minimum Subordinated Debt plus Net Worth covenant amount shall never decrease, regardless of whether the Company shall have negative Net Income during any fiscal quarter.

7.6 Limitation on Quarterly Losses. The Company will not permit its Net Income to be less than $0.00 for any two fiscal quarters during any rolling period of four consecutive fiscal quarters of the Company.

7.7 Minimum Servicing Balance. The Company shall at all times maintain a Minimum Servicing Balance of $885,000,000.

7.8 Deferred Accounts. The Company will not permit the number of accounts deferred by the Company during any month, as a percentage of the total number of accounts serviced by the Company as of the last day of such month, to exceed one percent (1%).

7.9 Outstanding Balance of Loans. As of the end of any fiscal quarter, the Company will not permit the outstanding balance of Loans hereunder to exceed eighty-five percent (85%) of the Lenders' Value Model.

Section 8.  Defaults; Credit Triggers; Remedies.

8.1 Events of Default; Acceleration. If any of the following events (each an "Event of Default") shall occur:

        (a) The Company shall default in the payment of principal of or interest on any Note or any other fee due hereunder when the same becomes due and payable, whether at maturity or at a date fixed for the payment of any installment or prepayment thereof or otherwise; provided that in the case of a payment due pursuant to subsection 1.8(b), the Company shall make such payment within two (2) Banking Days after becoming aware that the outstanding principal amount of the Loans exceeds the Available Line Commitment; or

        (b) The Company shall default in the performance of or compliance with any term contained in Section 6 (and such default shall continue for ten
(10) days) or Section 7; or

        (c) The Company shall default in the performance of or compliance with any term contained herein other than those referred to above in this
Section 8 and such default shall not have been remedied within 30 days after written notice thereof shall have been given to the Company by the Agent (on the Lenders' behalf); or

        (d) The Company, any Subsidiary or any shareholder of the Company which is a party to any of the Security Documents shall default in the performance of or compliance with any term contained in the Security Documents or in the performance of or compliance with any term contained in any other written agreement with the Lenders or the Agent on the Lenders' behalf, and such default shall continue for more than the period of grace, if any, specified therein and shall not have been waived pursuant thereto; or

        (e) Any representation or warranty made by the Company herein or pursuant hereto shall prove to have been false or incorrect in any material respect when made; or

        (f) The Company or any Subsidiary shall default in any payment due on any Indebtedness in respect of borrowed money, any Capital Lease or the deferred purchase price of property with a principal balance, lease balance or purchase price (as the case may be) in excess of $1,000,000 outstanding as of the date of such default, and such default shall continue for more than the period of grace, if any, applicable thereto, or in the performance of or compliance with any term of any evidence of such Indebtedness or of any mortgage, indenture or other agreement relating thereto, and any such default shall continue for more than the period of grace, if any, specified therein and shall not have been waived pursuant thereto; or

        (g) The Company shall discontinue its business or the Company or any Subsidiary shall make an assignment for the benefit of creditors, or shall fail generally to pay its debts as such debts become due, or shall apply for or consent to the appointment of or taking possession by a trustee, receiver or liquidator (or other similar official) of the Company or such Subsidiary or any substantial part of the property of the Company or such Subsidiary, or shall commence a case or have an order for relief entered against it under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or if the Company or any Subsidiary shall take any action to dissolve or liquidate the Company or such Subsidiary; or

        (h) If, within 60 days after the commencement against the Company or any Subsidiary of a case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, such case shall have been consented to or shall not have been dismissed or all orders or proceedings thereunder affecting the operations or the business of the Company and such Subsidiary stayed, or if the stay of any such order or proceeding shall thereafter be set aside, or if within 60 days after the entry of a decree appointing a trustee, receiver or liquidator (or other similar official) of the Company or any Subsidiary or any substantial part of the property of the Company or such Subsidiary, such appointment shall not have been vacated; or

        (i) A final judgment (which, with other outstanding final judgments against the Company and its Subsidiaries, exceeds insurance coverage, if any, acknowledged in writing by the insurer by an aggregate of $250,000) shall be rendered against the Company or any Subsidiary and if, within 60 days after entry thereof, such judgment shall not have been discharged or execution thereof stayed pending appeal, or if, within 60 days after the expiration of any such stay, such judgment shall not have been discharged, or if any such judgment shall not be discharged forthwith upon the commencement of proceedings to foreclose any lien, attachment or charge which may attach as security therefor and before any of the property or assets of the Company or any Subsidiary shall have been seized in satisfaction thereof; or

        (j) If (i) the Company is replaced as servicer of any Eligible Securitization Transaction, or any other event or condition occurs or exists which in the Lenders' reasonable judgment impairs or creates a material risk of impairment of the Company's legal right to receive payments in respect of the Collateral, or (ii) the Company ceases to own 100% of the capital stock of Finco, a Delaware corporation, or (iii) if the Company or any Subsidiary loses, fails to keep in force, suffers the termination or revocation of or terminates, forfeits or suffers an amendment to any License which could have a Material Adverse Effect on the operations of the Company or such Subsidiary; or

        (k) If John W. Hall ceases to be and perform the duties of President of the Company, and is not replaced by a President acceptable in the reasonable discretion of the Board of Directors of the Company within sixty (60) days; or

        (l) Without limiting any provision set forth above in this subsection 8.1, if the Company, Finco or Fundco shall fail to perform or observe any of its obligations under any of the Loan Documents or the Eligible Securitization Transaction Documents, and such failure could reasonably be expected to have a Material Adverse Effect on the Company or Finco, or if the validity of this Agreement, the Notes, any Security Document or other Loan Document, or of any Eligible Securitization Transaction Document or the Preferred Stock Agreement shall be challenged or disaffirmed by any party hereto or thereto, or shall in any manner cease to be in full force and effect (other than pursuant to its expiration or termination in accordance with its terms), or if any notice of default shall be issued hereunder or thereunder by any party hereto or thereto;

        (m) If there shall occur any default or event of default under and as from time to time defined in the MLMC Credit Facility Documents;

        (n) If there shall occur any default or event of default under and as from time to time defined in the BayView Subordinated Loan Documents; or

        (o) If there shall occur any default or event of default under and as from time to time defined in the BayView Loan Sale Documents.

then, and in any such event, and at any time thereafter, either or both of the following actions may be taken: the Majority Lenders may by written notice to the Company, (i) declare the principal of and accrued interest in respect of the Notes to be forthwith due and payable, whereupon the principal of and accrued interest in respect of the Notes shall become forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company, and/or (ii) terminate the Total Commitment, whereupon the Total Commitment of the Lenders (and the Commitment of each individual Lender) to make Loans hereunder shall forthwith terminate without any other notice of any kind; provided that, in the case of an Event of Default arising by reason of the occurrence of any event described in subsections 8.1(g) or

8.1(h), such actions shall be deemed to have been automatically taken by the Lenders and all obligations of the Company to the Lenders shall forthwith automatically become due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Company. Without limiting any provision of this Agreement or any Security Document, a Default or Event of Default hereunder shall also constitute a Default or Event of Default under each Security Document.

8.2 Remedies on Default, etc. In case any one or more Events of Default shall occur and be continuing, the Agent and the Lenders may proceed to protect and enforce their rights by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note or Security Document, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law. In case of a default in the payment of any principal of or interest on any Note, or in the payment of any fee due hereunder, the Company will pay to the Lenders such further amount as shall be sufficient to cover the cost and expense of collection, including, without limitation, reasonable attorneys' fees, expenses and disbursements. No course of dealing and no delay on the part of the Agent or the Lenders in exercising any right shall operate as a waiver thereof or otherwise prejudice the rights of the Agent or the Lenders. No right conferred hereby or by any Note or Security Document upon the Lenders shall be exclusive of any other right referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. The application by the Agent of funds deposited into the Blocked Account after a Default or Event of Default in accordance with subsection 1.7 above shall not in any manner limit, restrict or impair the exercise by the Agent (on behalf of the Lenders) of any right or remedy available under this Agreement, any Security Documents or applicable law.

8.3 Credit Triggers. If any of the following events (each a "Credit Trigger") shall occur with respect to any Eligible Securitization Transaction which is included with in the Borrowing Base:

        (a) Annualized Net Losses. Average annualized Net Losses for any period of three (3) consecutive months exceeds (i) four percent (4%) of the average principal amount of notes or certificates issued in connection with such Eligible Securitization Transaction and outstanding during such three (3) month period in the case of Eligible Securitization Transactions having a Pool Factor greater than or equal to forty percent (40%), or (ii) six percent (6%) of the average principal amount of notes or certificates issued in connection with such Eligible Securitization Transaction and outstanding during such three (3) month period in the case of Eligible Securitization Transactions having a Pool Factor of less than forty percent (40%); or

        (b) Average 60-Day Delinquencies. The average of the previous three month end dollar amounts of (x) Sixty (60) Day Delinquencies divided by (y) the average of the principal amount of notes or certificates issued in connection with such Eligible Securitization Transaction and outstanding on the last day of each such month exceeds (i) four percent (4%) in the case of Eligible Securitization Transactions having a Pool Factor greater than or equal to forty percent (40%), or (ii) six percent (6%) in the case of Eligible Securitization Transactions having a Pool Factor less than forty percent (40%); or

        (c) Average Prepayments. Average monthly prepayments for any Eligible Securitization Transaction, regardless of Pool Factor, for any period of three (3) consecutive months exceeds two and one-quarter percent (2.25%) ABS; or

        (d) Net Yield. The Company will not permit the Net Yield for any Eligible Securitization Transaction (i) with a Pool Factor of forty percent (40%) or greater to be less than two and one-half percent (2-1/2%) for any period of three (3) consecutive months and (ii) with a Pool Factor of less than forty percent (40%) to be less than one and one-half percent (1 1/2%) for any period of three (3) consecutive months.

        (e) Trigger Events. There shall occur any Trigger Event (or other event or condition, however defined, which has a substantially similar meaning to the term "Trigger Event" as defined in the Insurance and Reimbursement Agreements between the Company and CapMAC as in effect on the date hereof), under any agreement between the Company and any Credit Enhancer, or any default, event of default or credit trigger under and as defined in any Eligible Securitization Transaction Document (any such event described in this subsection 8.3(e) being referred to herein as a "Trigger Event");

then, without notice to the Company or any other required action or notice by the Lenders, the Eligible Securitization Transaction experiencing the Credit Trigger shall automatically be removed from the Borrowing Base and, if removal of such Eligible Securitization Transaction causes the outstanding principal amount of the Loans to exceed the Available Line Commitment, then, without notice to the Company or any other required action or notice by the Lenders, (i) the obligations of the Lenders to make Revolving Credit Loans shall immediately terminate, (ii) the date of occurrence of the Credit Trigger shall be deemed the Conversion Date for all purposes of this Agreement and the Security Documents and (iii) the outstanding principal balance of the Notes shall immediately begin amortizing in accordance with the applicable provisions of this Agreement. Without limiting the generality of the foregoing, and notwithstanding the automatic occurrence of the Conversion Date, the Company shall immediately repay the Loans in an amount sufficient to cause the outstanding balance of the Loans not to exceed the Available Line Commitment.

Section 9. Definitions; Certain Rules of Construction. Certain capitalized terms are used in this Agreement and in the other Loan Documents with the specific meanings defined below in this Section 9. Except as otherwise explicitly specified to the contrary or unless the context clearly requires otherwise, (a) the capitalized term "Section" refers to section of this Agreement, (b) the capitalized term "Exhibit" refers to exhibits to this Agreement, (c) refers to a particular section included in subsections thereof, (d) the word "including" shall be construed as "including without limitation", (e) accounting terms not otherwise defined herein have the meaning provided under GAAP, (f) terms defined in the UCC and not otherwise defined herein have the meaning provided under the UCC, (g) references to particular statute or regulation include all rules and regulations thereunder and any successor statute, regulation or rules, in each case as from time to time in effect and (h) references to a particular Person include such Person's successors and assigns to the extent not prohibited by this Agreement and the other Loan Documents.

                ABS: to calculate ABS prepayments from end period X to end period Y:

                ABS= ((1/Actual Balance)-(1/Scheduled Balance))/ ((Age Y/Actual Balance)-(Age X/Scheduled Balance))

                Where:

                Actual Balance equals the balance at period Y

                Age X equals the weighted average number of months from the pool cut-off date to period X

                Age Y equals the weighted average number of months from the pool cut-off date to period Y

                Scheduled Balance equals Beginning Period
                Balance*((1-(1+(WAC/12))(Pmt Interval-Remaining
                Term))/(1-(1+(WAC/12))(-Remaining Term)))

                Where:

                Beginning Period Balance equals the balance at Period X

                WAC equals the weighted average coupon at Period X

                Payment Interval equals Age Y minus Age X

                Remaining Term equals the weighted average maturity of the remaining pool at period X

                Affiliate: as applied to any Person, a spouse or relative of such Person, any member, director or officer of such Person, any corporation, association, firm or other entity of which such Person is a member, director or officer, and any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such Person. For all purposes of this Agreement and each of the other Loan Documents, Triple-A One Funding Corporation shall be deemed an Affiliate of CapMAC.

                Affiliated Company: the meaning specified in subsection 3.15.

                Agent: the meaning specified at the beginning of this Agreement.

                Agreed Upon Accounting Procedures: shall mean the accounting methodology employed by the Company and agreed to by Coopers & Lybrand in connection with the Company's audited financial statements for the fiscal year of the Company ended December 31, 1997.

                Assignment and Acceptance: the meaning specified in subsection 14.12.

                Automobile Loan(s): installment sale contracts and installment loans and security interests, secured by automobiles, light trucks and vans.

                Available Line Commitment: the meaning specified in subsection 1.2.

                Banking Day: any day, excluding Saturday and Sunday and excluding any other day which shall be in either Boston, Massachusetts or New York, New York, a legal holiday or a day on which banking institutions are authorized by law to close.

                BayView: means BayView Capital Corporation, a Delaware corporation.

                BayView Loan Sale Agreement: shall mean that certain BayView Loan Sale Agreement dated as of [_____________] by and between the Company and BayView.

                BayView Loan Sale Documents: shall mean, collectively, the BayView Loan Sale Agreement, and all other agreements, documents, certificates and instruments executed and delivered in connection therewith.

                BayView Subordinated Debt: shall mean all Indebtedness of the Company in a principal amount not to exceed $10,000,000 to BayView under the BayView Subordinated Loan Documents.

                BayView Subordinated Loan Agreement: shall mean that certain Term Loan Agreement dated as of the date hereof by and between the Company and BayView.

                BayView Subordinated Loan Documents: shall mean, collectively, the BayView Subordinated Loan Agreement, the Subordinated Promissory Note of the Company in favor of BayView in the principal amount of $10,000,000, and all other agreements, documents, certificates and instruments executed and delivered in connection with the BayView Subordinated Loan Agreement.

                Blocked Account: the meaning specified in subsection 5.7.

                Borrowing Base: the meaning specified in subsection 1.2.

                Borrowing Base Covenant(s): the meaning specified in subsection 1.2.

                Borrowing Base Report: the meaning specified in subsection 1.2.

                Capital Expenditure: any payment made directly or indirectly for the purpose of acquiring or constructing fixed assets, real property or equipment which in accordance with GAAP would be added as a debit to the fixed asset account of the Person making such expenditure, including without limitation, amounts paid or payable under any conditional sale or other title retention agreement or under any lease or other periodic payment arrangement which is of such a nature that payment obligations of the lessee or obligor thereunder would be required by GAAP to be capitalized and shown as liabilities on the balance sheet of such lessee or obligor.

                Capital Lease: any lease of property (real, personal or mixed) which, in accordance with GAAP, should be capitalized on the lessee's balance sheet or for which the amount of the asset and liability thereunder as if so capitalized should be disclosed in a note to such balance sheet.

                CapMAC: means Capital Markets Assurance Corporation, a New York stock insurance company or any successor-in-interest thereto, including MBIA Insurance Corp.

                Cash Equivalents: (a) negotiable certificates of deposit, time deposits (including sweep accounts), demand deposits and bankers' acceptances having a maturity of nine months or less and issued by any United States financial institution having capital and surplus and undivided profits aggregating at least $100,000,000 and rated Prime-1 by Moody's Investors Service, Inc. or A-1 by Standard & Poor's Ratings Group or issued by any Lender;
(b) corporate obligations having a maturity of nine months or less and rated Prime-1 by Moody's Investors Service, Inc. or A-1 by Standard & Poor's Ratings Group or issued by any Lender; (c) any direct obligation of the United States of America or any agency or instrumentality thereof, or of any state or municipality thereof, (i) which has a remaining maturity at the time of purchase of not more than one year or which is subject to a repurchase agreement with any Lender (or any other financial institution referred to in clause (a) above) exercisable within one year from the time of purchase and (ii) which, in the case of obligations of any state or municipality, is rated Aa or better by Moody's Investors Services, Inc. or AA or better by Standard & Poor's Ratings Group; and (d) any mutual fund or other pooled investment vehicle rated AA or better by Moody's Investors Service, Inc. or Aa or better by Standard & Poor's Ratings Group which invests principally in obligations described above.

                Closing Date: means the date of this Agreement.

                Code: the meaning specified in subsection 3.15.

                Collateral: the meaning specified in subsection 1.9.

                Collateral Value Model: shall mean the model utilized by the Lenders to calculate the present value of the Collateral. The Collateral Value Model (with such changes to correct any errors in the Collateral Value Model as the Lenders may from time to time implement in their reasonable and good faith business judgment, after reasonable consultation with the Company) shall be re-run from time to time in the discretion of the Lenders at the office of the Agent. The inclusion of any amount in the Borrowing Base based on the Collateral Value Model (or Net Book Value Model) shall not be deemed a determination by the Agent or any Lender as to the actual value of the Collateral; it being the Company's responsibility to determine the value/collectibility of the Collateral, and the Company shall bear all risks concerning the same. Without limiting the foregoing, the Company acknowledges that it has received and reviewed the Collateral Value Model, and expressly approves the Collateral Value Model for all purposes of this Agreement, including for purposes of calculating the Borrowing Base.

                Collection Account: shall mean each account maintained by the trustee or the servicer under the Eligible Securitization

Transactions to accumulate principal and interest payment received from the underlying obligations on the Automobile Loans relating to the Eligible Securitization Transactions.

                Commitment: the meaning specified in subsection 1.1.

                Commitment Fee: the meaning specified in subsection 1.6.

                Company: the meaning specified at the beginning of this Agreement.

                Compliance Certificate: the meaning specified in subsection 5.1.

                Consents: the meaning specified in subsection 3.13.

                Conversion Date: the earlier to occur of (i) June 30, 1999 or the date of occurrence of any Credit Trigger with respect to any Eligible Securitization Transaction which is, as of the date of such occurrence, included within the Borrowing Base.

                Credit Enhancer: means CapMAC, any Affiliate of CapMAC and/or any other entity which is not an Affiliate of the Company that issues any surety bond, letter of credit or other credit enhancement in connection with any securitization transaction in which the Company (or a wholly-owned Subsidiary of the Company) is the issuer.

                Credit Trigger: the meaning specified in subsection 8.3.

                Default: any event or condition, including but not limited to a Credit Trigger, which, with the giving of notice, passage of time and/or expiration of any applicable grace period would constitute an Event of Default.

                Eligible Assignee: Any of (a) a commercial bank organized under the laws of the United States, or any state thereof or the District of Columbia, and having total assets in excess of $1,000,000,000; (b) a savings and loan association or savings bank organized under the laws of the United States, or any state thereof or the District of Columbia, and having a net worth of at least $100,000,000, calculated in accordance with GAAP; (c) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having total assets in excess of $1,000,000,000, provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD; (d) the central bank of any country which is a member of the

OECD; (e) any insurance company; and (f) if, a Default, Event of Default or Credit Trigger has occurred and is continuing, any other bank, insurance company, commercial finance company or other financial institution or other Person approved by the Agent, such approval not to be unreasonably withheld.

                Eligible Securitization Transactions: means, as of the date of this Agreement, collectively, Onyx Acceptance Grantor Trust 1995-1 ("OAGT-1995-1"), Onyx Acceptance Grantor Trust 1996-1 ("OAGT-1996-1"), Onyx Acceptance Grantor Trust 1996-2 ("OAGT-1996-2"), Onyx Acceptance Grantor Trust 1996-3 ("OAGT-1996-3"), Onyx Acceptance Grantor Trust 1996-4 ("OAGT-1996-4"),
Onyx Acceptance Grantor Trust 1997-1 ("OAGT-1997-1"), Onyx Acceptance Grantor Trust 1997-2 ("OAGT-1997-2") and Onyx Acceptance Grantor Trust 1997-3 ("OAGT-1997-3"), and Onyx Acceptance Grantor Trust 1998-1 ("OAGT-1998-1"), together with any Subsequent Securitization Transaction which at any time hereafter become an Eligible Securitization Transaction in accordance with subsection 4.12 hereto, provided that upon the occurrence and during the continuance of a Credit Trigger or Trigger Event, such securitization transaction shall immediately be removed from the Borrowing Base for purposes of calculating the Available Line Commitment, without impairing the Agent's lien thereon. The parties hereto agree that it is the Company's present intent to include Onyx Acceptance Owner Trust 1998-A as an Eligible Securitization Transaction upon its closing.

                Eligible Securitization Transaction Documents: shall mean, collectively, the Eligible Securitization Transaction Document Amendments and all agreements, documents, instruments and certificates executed and delivered in connection with any securitization transaction which from time to time becomes an Eligible Securitization Transaction in accordance with the terms of this Agreement.

                Eligible Securitization Transaction Document Amendments: the meaning specified in subsection 5.7.

                Environmental Laws: the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Superfund Amendments and Reauthorization Act of 1986, the Federal Water Pollution Control Act, the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act and any other federal, state or local statute, regulation, ordinance, order or decree relating to health, safety and/or the environment, as now or hereafter in effect.

                ERISA: the meaning specified in subsection 3.15.

                Event of Default: the meaning specified in Section 8.

                FASB 125 Net Worth Adjustments: the meaning specified in subsection 7.4.

                Finco: Onyx Acceptance Financial Corporation, a special purpose Delaware corporation and a wholly-owned Subsidiary of the Company.

                Fundco: shall mean Onyx Acceptance Funding Corporation, a Delaware corporation and a wholly-owned Subsidiary of the Company.

                Future Servicing Cash Flows: calculated for each Eligible Securitization Transaction as the difference between the cash collected from obligors on Automobile Loans in each Eligible Securitization Transaction and the sum of (i) principal and interest passed-through on the certificates issued to investors in the Eligible Securitization Transaction, (ii) a one percent (1%) annual servicing fee and (iii) other expenses, including surety bond premiums, all other amounts payable to any Credit Enhancer and the underwriter's discount.

                GAAP: shall mean generally accepted accounting principles, consistently applied.

                Hazardous Material: (a) any asbestos or insulation or other material composed of or containing asbestos and (b) any petroleum product and any hazardous, toxic or dangerous waste, substance or material defined as such in (or for purposes of) the Comprehensive Environmental Response, Compensation and Liability Act, any so-called "Superfund" or "Superlien" law, or any other applicable federal, state, local or other statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material, as now or at any time hereafter in effect.

                Indebtedness: as applied to any Person, (i) all items (except items of capital or surplus or of retained earnings) which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of the balance sheet of such Person as of the date of which Indebtedness is to be determined, including without limitation Subordinated Debt and any Capital Lease, (ii) all indebtedness secured by any mortgage, pledge, lien or conditional sale or other title retention agreement to which any property or asset owned or held by such Person is subject, whether or not the indebtedness secured thereby shall have been assumed, and (iii) all indebtedness of others which such Person has directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business), discounted or sold with recourse or agreed (contingently or otherwise) to purchase or repurchase or otherwise acquire, or in respect of which such Person has agreed to supply or advance funds (whether by way of loan, stock purchase, capital contributions or otherwise) or otherwise to become directly or indirectly liable.

                Interest Expense: for any period, the aggregate amount (determined in accordance with GAAP) of interest paid or payable during such period in respect of all Indebtedness for borrowed money, Capital Leases and the deferred purchase price of property.

                Lender or Lenders: the meanings specified at the beginning of this Agreement.

                Licenses: the meaning specified in subsection 3.5.

                Line of Credit: the meaning specified in subsection 1.2.

                Liquidation Proceeds: with respect to any defaulted Automobile Loan, shall mean the sum of (x) net proceeds from the sale of the repossessed vehicle(s) relating to such Automobile Loan and without duplication, (y) insurance proceeds, if any, received in respect of such defaulted Automobile Loan.

                Loan or Loans: the meanings specified in subsection 1.4.

                Loan Documents: collectively this Agreement, the Notes, the Security Documents and any and all financing statements, agreements and instruments now or hereafter related thereto or executed in connection therewith, as amended from time to time.

                Majority Lenders: at any time, (a) if none of the Loans shall be outstanding, Lenders whose Percentages of the Total Commitment aggregate at least fifty-one percent (51%) or (b) if any of the Loans shall be outstanding, Lenders which are owed at least fifty-one percent (51%) of the aggregate principal amount of all such Loans at the time outstanding.

                Material Adverse Effect: means any event, matter or condition which could have a material adverse effect on (a) the financial performance or condition, assets, operations or financial or other condition of the Company and its Subsidiaries taken as a whole, (b) the Company's ability to pay and perform all of the Loans and other material obligations owing by it to the Lenders in accordance with the terms thereof, and/or (c) the Collateral (or any portion thereof) or the security interests of the Agent and the Lenders in the Collateral (or any portion thereof), or the priority of such security interests.

                Minimum Servicing Balance: shall mean the aggregate face amount of all Automobile Loan contracts serviced by the

Company under any pooling and servicing agreement or (without duplication) sale and servicing agreement.

                MLMC: shall mean Merrill Lynch Mortgage Capital Inc.

                MLMC Credit Facility: shall mean the credit facilities and related servicing and custodial arrangements created pursuant to the MLMC Credit Facility Documents.

                MLMC Credit Facility Documents: shall mean, collectively, the Master Repurchase Agreement, September 1996 Version between MLMC as Buyer, and Fundco as Seller, together with Annex I thereto; the Custody Agreement by and among MLMC as Buyer, Fundco as Seller, and Bankers Trust Company of California, N.A. as Custodian; all Exhibits and Schedules executed and delivered in connection with the foregoing; and all other agreements, instruments, documents and certificates at any time executed in connection with any of the foregoing.

                Net Book Value: in connection with the calculation of capitalized Residual Interest in Securitized Assets, shall mean the value of such assets on the books of the Company, determined in accordance with GAAP.

                Net Book Value Model: the meaning specified in subsection 1.2.

                Net Income: net income (or loss), for the period in question, determined in accordance with GAAP.

                Net Loss(es): shall mean, with respect to each Automobile Loan included in any Eligible Securitization Transaction, an amount equal to (x) the amount necessary to repay all obligations (including principal, interest, late charges, costs and expenses of collection and other fees) of the Person liable for repayment of such Automobile Loan, minus (y) Liquidation Proceeds received in respect of such Automobile Loan.

                Net Worth: at any date of determination, shall mean the Total Assets of the Company minus Total Liabilities of the Company, determined in accordance with GAAP.

                Net Yield: means on any day, the percentage equivalent of (a) four multiplied by (b) a fraction, the numerator of which is equal to (i) the aggregate of all interest collected on Contracts, as reported on the monthly report delivered by the Servicer pursuant to Section 2.5(d) of the Pooling and Servicing Agreement, during the three immediately preceding Collection Periods, minus (i) the sum of (A) the aggregate of the sum of the Outstanding Principal Balance of Contracts which became Liquidated Contracts other than by virtue of a Full Prepayment during such three Collection Periods (less, any Liquidation

Proceeds received with respect to such Liquidated Contracts) during such three Collection Periods and (B) interest paid to the Certificate holders attributable to that portion of the Certificate Balance related to Contracts and the Servicing Fees paid to the Servicer during such three months, and the denominator of which is equal to the average of the Pool Balance as of the last day of each of such three immediately preceding Collection Periods. All capitalized terms used in this "Net Yield" definition shall have the same meanings herein as in the Insurance and Reimbursement Agreement dated as of October 5, 1994 among the Company, Finco, CapMAC and the Trustee named therein, as in effect on the date hereof.

                Normal Servicing Fees: the one percent (1%) servicing fee paid to the Company in connection with and under the terms of the applicable indenture, pooling and servicing agreement or other agreement executed in connection with Eligible Securitization Transactions.

                Note or Notes: the meanings specified in subsection 1.3.

                Operating Account: the meaning specified in subsection 1.2.

                PBGC: the meaning specified in subsection 3.15.

                Percentage: the meaning specified in subsection 1.1.

                Person: a corporation, an association, a partnership, limited liability company, an owner, grantor or master trust, a joint venture, an organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

                Perfection Certificates: shall mean the form of perfection certificate delivered by the Agent to be executed and delivered by the Company and Finco.

                Pledge and Security Agreement: the meaning specified in subsection 1.9.

                Pledged Certificates: the meaning specified in subsection 1.9.

                Pool Factor: shall mean the percentage equivalent of a fraction, the numerator of which is the outstanding principal balance of notes or certificates issued in connection with an Eligible Securitization Transaction as of any date of calculation, and the denominator of which is the outstanding principal balance of notes or certificates originally issued in connection with such Eligible Securitization Transaction.

                Preferred Stock Agreement: means that certain Securities Purchase Agreement dated November 22, 1993, as amended, between the Company and the Major Investors and Other Investors named therein.

                Prime Rate: the per annum rate of interest announced from time by the Agent in Boston, Massachusetts as its "prime rate".

                Projections: the meaning specified in subsection 3.4.

                Proprietary Rights: any patents, registered and common law trademarks, service marks, trade names, copyrights, licenses and other similar rights, including, without limitation, know-how, trade secrets and other confidential information, and applications for each of the foregoing.

                Register: the meaning specified in subsection 14.14.

                Rejected Transaction: means any Subsequent Securitization Transaction with respect to which (i) the Company has delivered to each of the Lenders all of the Required Information, together with a written request that such Subsequent Securitization Transaction become an Eligible Securitization Transaction and be included within the Borrowing Base under this Agreement, and
(ii) the Lenders shall have delivered written notice to the Company that such Subsequent Securitization Transaction will not be included as an Eligible Securitization Transaction under this Agreement, or the Lenders shall not have issued any response to the Company's submission of the Required Information and written request within ten (10) Banking Days after confirmed receipt thereof by the Lenders.

                Related Events: the consummation of the transactions contemplated by this Agreement, the Security Documents, and the Eligible Securitization Transaction Documents, in accordance with the respective terms thereof.

                Required Information: with respect to any Subsequent Securitization Transaction, shall mean: (i) the prospectus or, if a prospectus is not yet available, a report outlining: initial pool balance; initial loan balance; prefunding amount (if any); spread account initial deposit; spread account maintenance level; spread account floor; spread account trigger levels; weighted average coupon; weighted average maturity; estimated certificate coupon rate; and (ii) service reports to date (if any); (iii) original book value; (iv) current book value; and (vi) pool selection, with tables showing breakdowns and averages of: original balances; current balances; coupon (APR) rate report; original terms; remaining terms; collateral code (new, used, new light truck, used light truck); vehicle model years; borrower


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
monthly incomes; borrower length of employment; borrower length of residency; borrower debt ratios; loan to values; and geographic distribution.

                Residual Interest in Securitized Assets: equals the sum of (i) the present value of Future Servicing Cash Flows to be distributed to the Company in connection with an Eligible Securitization Transaction as determined in accordance with Statement of Financial Accounting Standards No. 65 ("SFAS 65") and (ii) the accounts receivable of the Company arising from or relating to Spread Accounts. Subsection (i) of this definition of the Residual Interest in Securitized Assets represents the present value of Future Servicing Cash Flows earned on each Eligible Securitization Transaction as determined in accordance with SFAS 65. Future Servicing Cash Flows represent the difference between the coupon rate on the Automobile Loans and the pass-through rate on the certificates issued to the investors in the securitized pool in excess of a Normal Servicing Fee of one percent (1%) and any other continuing costs such as trustee or surety bond premiums. To determine Subsection (i) of this definition of the Residual Interest in Securitized Assets, the Future Servicing Cash Flows are first estimated using an assumed rate of prepayment that is intended to be conservative relative to historical experience and then discounted at a market rate commensurate with the risk associated with this type of investment. Subsection (i) of this definition of the Residual Interest in Securitized Assets is then reduced by a credit loss provision based upon historical experience and deemed adequate to cover net losses over the life of the trust. The loss provision is calculated using a discount rate commensurate with a risk-free investment of similar maturity in accordance with Emerging Issues Task Force Announcement 92-2. Subsection (i) of the Residual Interest in Securitized Assets is subsequently amortized against servicing income on a level-yield basis. Periodically the Company reviews the assumptions utilized in determining Residual Interest in Securitized Assets. Should the present value of Future Servicing Cash Flows prove to be insufficient to recover the capitalized amount, a charge to servicing income would be made in accordance with SFAS 65.

                Restricted Payment: the meaning specified in subsection 6.5.

                Revolving Credit Loan or Loans: the meanings specified in subsection 1.2.

                SEC: the Securities and Exchange Commission or any governmental authority succeeding to any of its functions.

                Security Documents: the meaning specified in subsection 1.9.


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
                SFAS 65: the meaning specified in the definition of "Excess Servicing".

                Sixty (60) Day Delinquencies: shall mean, with respect to each Eligible Securitization Transaction, the sum of all Sixty (60) Day Delinquency Automobile Loans included in such Eligible Securitization Transaction. An Automobile Loan shall, at any date of determination, be considered a Sixty (60) Day Delinquency if all payments due in respect of such Automobile Loan shall not have been made in full as of the two immediately preceding monthly payment periods.

                Solvency Certificates: shall mean the form of solvency certificate delivered by the Agent, to be executed and delivered by the Company and Finco.

                Spread Accounts: with respect to each Eligible Securitization Transaction, the named "Spread Account", together with all other cash collateral accounts or other escrow or reserve accounts established and maintained by the trustee for the benefit of certificate holders and/or the Credit Enhancer.

                Spread Account Trust(s): collectively and individually, the 1995-1 Spread Account Trust, the 1996-1 Spread Account Trust, 1996-2 Spread Account Trust, 1996-3 Spread Account Trust, 1996-4 Spread Account Trust, 1997-1 Spread Account Trust, 1997-2 Spread Account Trust, 1997-3 Spread Account Trust and the 1998-1 Spread Account Trust.

                Spread Account Trust Agreements: the meaning specified in subsection 1.9.

                Spread Account Trustee(s): collectively and individually the trustees, from time to time named as Spread Account Trustee in each of the Spread Account Trust Agreements.

                Subordinated Debt: shall mean that portion of the Indebtedness of the Company heretofore or hereafter consented to in writing by the Lenders and which is made subordinate and junior in the right of payment to the Notes and to the Company's other obligations to the Lenders hereunder by provisions satisfactory in form and substance to the Lenders and their counsel. All Indebtedness of the Company to its Subsidiaries or Affiliates will be Subordinated Debt.

                Subsequent Securitization Transaction(s): the meaning specified in subsection 4.12.

                Subsidiary: any corporation of which more than 50% of the outstanding Voting Stock (other than director's qualifying shares) is at the time owned or controlled by the Company or by one or more Subsidiaries or by the Company and one or more Subsidiaries.


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
                Term Loan: the meaning specified in subsection 1.4.

                Total Commitment: the meaning specified in subsection 1.1.

                Total Assets: all assets of the Company which may be properly classified as assets in accordance with GAAP.

                Total Liabilities: all Indebtedness, and all other liabilities which may be properly classified as liabilities in accordance with GAAP.

                Trigger Event: the meaning specified in subsection 8.3.

                Voting Stock: stock having ordinary voting power to elect a majority of the board of directors of the corporation in question, irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency.

Section 10. Setoffs, Pro Rata Treatment; etc. If the Company becomes insolvent, howsoever evidenced, or any Default or Event of Default occurs and is continuing, any Indebtedness from any Lender to the Company or any Subsidiary may, without regard to the value or adequacy of the Collateral, be offset and applied toward the payment of any Indebtedness from the Company to the Lenders, whether or not such Indebtedness, or any part thereof shall then be due. The Lenders agree among themselves that, with respect to all sums received by the Lenders applicable to the payment of principal of or interest on the Notes, equitable adjustment will be made among the Lenders so that, in effect, all such sums shall be shared ratably by each of the Lenders whether received by voluntary payment, by the exercise of the right of setoff or banker's lien, by counterclaim or crossclaim or by the enforcement of any or all of the Notes. If any Lender receives any payment on its Notes of a sum or sums in excess of its pro rata portion, then such Lender receiving such excess payment shall purchase for cash from the other Lenders an interest in their Notes in such amounts as shall result in a ratable participation by each of the Lenders in the aggregate unpaid amount of the Notes then outstanding, provided, however, that if all or any portion of such excess payment is thereafter recovered from such Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

Section 11.  Expenses; Indemnification.

        (a) Whether or not the transactions contemplated hereby shall be consummated, the Company agrees (i) to pay all


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
reasonable expenses, including reasonable fees and disbursements of counsel for the Agent (subject to the term sheet), which the Agent has incurred or may hereafter incur in connection with the preparation of this Agreement, the Security Documents, the Notes, the Eligible Securitization Transaction Documents and all other documents related hereto and thereto (including any amendment, consent or waiver hereafter requested by the Company hereunder or thereunder) and the transactions contemplated hereby or the protection, preservation and/or enforcement of the rights of the Agent or the Lenders hereunder or under the Notes or the Security Documents in the event of a Default hereunder or thereunder (including without limitation amounts incurred with respect to any so-called "workout" of the Loans) and (ii) to pay all taxes (other than the Lenders' income taxes) and fees (including interest and penalties), including, without limitation, all recording and filing fees, transfer and documentary stamp and similar taxes, which may be payable in respect of the execution and delivery of this Agreement, the Security Documents, the Notes, the Eligible Securitization Transaction Documents and all other documents related hereto and thereto (including any amendment, consent or waiver hereafter requested by the Company hereunder or thereunder) and to indemnify the Agent and the Lenders and hold the Agent and the Lenders harmless against any loss or liability resulting from non-payment or delay in payment of any such tax. The Company hereby authorizes the Agent to pay all such amounts described above to the Lenders and to charge the same to the Operating Account or the Blocked Account or any other depository account maintained by the Company with the Agent if the same are not paid within five (5) days after the Agent and/or the Lender notifies the Company of the amounts owed.

        (b) The Company will indemnify the Agent, the Lenders, their respective directors, officers and employees and each other Person, if any, who controls the Agent or the applicable Lender, and will hold the Agent and the Lenders and such other Persons harmless from and against any and all claims, damages, losses, liabilities, judgments and expenses (including without limitation all reasonable fees and expenses of counsel and all expenses of litigation or preparation therefor) which the Agent, the Lenders or such other Persons may incur or which may be asserted against the Lenders or such other Persons in connection with or arising out of any investigation, litigation or proceeding involving the Company or any shareholder or any Affiliate of the Company or any such shareholder (including compliance with or contesting of any subpoenas or other process issued against any Lender, or any director, officer or employee of the Agent or any Lender, or any Person, if any, who controls the Agent or any Lender in any proceeding involving the Company or any shareholder or any Affiliate of the Company or any such shareholder), whether or not the Agent or any Lender is party thereto, other than claims, damages, losses, liabilities or judgments with respect to any matter as to which the Agent or such Lender or such other Person


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
seeking indemnity shall have been finally adjudicated not to have acted in good faith or to have been grossly negligent in its actions or inactions. Promptly upon receipt by any indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the Company hereunder, notify the Company in writing of the commencement thereof.

        (c) The Company acknowledges and agrees that its agreements and obligations under this Section 11 shall survive the termination of this Agreement and repayment in full of the Loans. The Agent shall be entitled to retain Collateral or require substitution therefor to the extent required to reasonably assure the Agent and the Lenders of satisfaction of the Company's obligations under this Section 11 and any Collateral not so required or, if sufficient cash collateral is substituted, then all of the Collateral, shall be released to the Company.


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
Section 12.  Amendments and Waivers, etc.

        (a) Any term of this Agreement or of the Security Documents or the Notes or the other Loan Documents may be amended and the observance of any term of this Agreement or of the Security Documents or the Notes may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Majority Lenders, provided that no such amendment or waiver shall, without the prior written consent of all of the Agent, the Lenders or the holders of all of the Notes at the time outstanding, (a) extend the fixed maturity or reduce the principal amount of, or reduce the rate or extend the time of payment of interest on, or reduce the amount or extend the time of payment of any principal of, any Note, (b) change any Commitment or Percentage, (c) change the percentage referred to in the definition of "Majority Lenders" contained in Section 9 hereof, (d) amend this Section 12, (e) include a Subsequent Securitization Transaction within the definition of Eligible Securitization Transactions or (f) without limiting clause (e) above, add (or replace after deletion) any Eligible Securitization Transaction to the Borrowing Base. Once a Default or Event of Default has occurred, such Default or Event of Default shall be deemed to exist and be continuing for all purposes of this Agreement and the other Loan Documents until the Majority Lenders or all of the Lenders (in the circumstances described in the foregoing clauses (a) through (f)) shall have waived such Default or Event of Default in writing, stated in writing that the same has been remedied or cured to such Lenders' reasonable satisfaction or entered into an Amendment to this Agreement which by its express terms cures or waives such Default or Event of Default, at which time such Default or Event of Default shall no longer be deemed to exist or to have continued. Any amendment or waiver effected in accordance with this Section 12 shall be binding upon each holder of any Note at the time outstanding, each future holder of any Note and the Company.

        (b) The failure of the Agent or the Lenders to insist upon the strict performance of any term, condition or other provision of this Agreement or the Security Documents or the Notes or to exercise any right or remedy hereunder or thereunder shall not constitute a waiver by the Agent or the Lenders of any such term, condition or other provision or Default or Event of Default or Credit Trigger in connection therewith; and any waiver of any such term, condition or other provision or of any such Default or Event of Default or Credit Trigger shall not affect or alter this Agreement or the Security Documents or the Notes, and each and every term, condition and other provision of this Agreement, the Security Documents and the Notes shall, in such event, continue in full force and effect and shall be operative with respect to any other then existing or subsequent Default or Event of Default or Credit Trigger in connection therewith.


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
Section 13. Nature of the Lenders' Obligations. The Lenders' obligations to make their respective Loans are several and not joint or joint and several. Any Lender which is not in default in the performance of its said obligations may, in its discretion, assume the obligations of any other Lender which is in default.

A.      Section 14. The Agent.


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14.1    Appointment, Powers and Immunities. Each Lender hereby irrevocably appoints and authorizes the Agent to act as its agent hereunder and under each of the Security Documents with such powers as are specifically delegated to the Agent by the terms of this Agreement and the Security Documents, together with such other powers as are reasonably incidental thereto. The Agent (which term as used in this sentence and in subsection 14.5 and the first sentence of subsection 14.6 hereof shall include reference to its Affiliates and its own and its Affiliates' officers, directors, employees and agents): (a) shall have no duties or responsibilities except those expressly set forth in this Agreement to be a trustee for any Lender; (b) shall not be responsible to the Lenders for any recitals, statements, representations or warranties contained in this Agreement or any Security Document, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any Security Document, or for the value, validity, effectiveness, genuineness, enforceability, perfection or sufficiency of this Agreement, any Note, any Security Document or any other document referred to or provided for herein or therein or for any failure by the Company or any other Person to perform any of its obligations hereunder or thereunder; (c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder except to the extent requested by the Majority Lenders; and (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any Security Document or other document or instrument referred to or provided for herein or therein or in connection herewith, except for its own gross negligence or willful misconduct. The Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Subject to the foregoing, the Agent shall, on behalf of the Lenders: (i) execute any and all of the Security Documents on behalf of the Lenders; (ii) hold and apply any and all Collateral, and the proceeds thereof, at any time received by it, in accordance with the provisions of the Security Documents and this Agreement; (iii) exercise any and all rights, powers and remedies of the Lenders under this Agreement or any of the Security Documents, including the giving of any consent or waiver or the entering into of any amendment, subject to the provisions of Section 12(a);
(iv) execute, deliver and file UCC financing statements, mortgages, deeds of trust, lease assignments and other such agreements, and possess instruments on behalf of any or all of the Lenders; and (v) in the event of acceleration of the Company's Indebtedness hereunder, use such efforts to sell or otherwise liquidate or dispose of the Collateral referred to herein and in the Security Documents and otherwise exercise the rights of the Lenders thereunder as the Agent would customarily take with respect to loans made exclusively by it and of a nature comparable to the Loans made hereunder.


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14.2    Reliance by Agent. The Agent shall be entitled to rely upon any certifications, notices or other communications (including any communications by telephone, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent. As to any matters not expressly provided for by this Agreement, the Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by the Lenders (or the Majority Lenders, to the extent permitted by the terms hereof), and such instructions of the Lenders or the Majority Lenders, as applicable, and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders.

14.3 Defaults. The Agent shall not be deemed to have knowledge of the occurrence of a Default, Event of Default or Credit Trigger (other than the nonpayment of principal of or interest on the Notes) unless the Agent has received written notice from a Lender or the Company specifying such Default, Event of Default or Credit Trigger. In the event that the Agent receives such a notice of the occurrence of a Default, Event of Default or Credit Trigger, the Agent shall give prompt notice thereof to the Lenders (and shall give each Lender prompt notice of each such nonpayment). The Agent shall (subject to subsection 14.7) take such action with respect to such Default, Event of Default or Credit Trigger as shall be directed by the Majority Lenders, provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default, Event of Default or Credit Trigger as it shall deem advisable in the best interest of the Lenders.

14.4 Rights as a Lender. With respect to its Commitment and the Loans made by it, the Agent in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent and its Affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with the Company and any of its Affiliates as if it were not acting as the Agent, and the Agent may accept fees and other consideration from the Company for services as the Agent or otherwise without having to account for the same to the Lenders.

14.5 Indemnification. The Lenders agree to indemnify the Agent ratably in accordance with the aggregate principal amount of the Notes held by the Lenders (or, if no such principal or interest is at the time outstanding, ratably in accordance with their respective Percentages of the Total Commitment), for any and all


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liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement, the Notes or any Security Document or any other document contemplated by or referred to herein or the transactions contemplated by or referred to herein or therein (including, without limitation, the costs and expenses which the Company is obligated to pay but excluding, unless a Default, Event of Default or Credit Trigger has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms of this Agreement, the Notes or any Security Document or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified.

14.6 Non-Reliance on Agent and Other Lenders. Each Lender agrees that it has, independently and without reliance on the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Company, the Collateral, the Eligible Securitization Transactions and the Related Events, and its own decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement. Without limiting the foregoing, each Lender has analyzed and approved the Collateral Value Model, and the Agent has no responsibility therefor. The Agent shall not be required to keep itself informed as to the performance or observance by the Company of this Agreement or any other document referred to or provided for herein or to inspect the properties or books of the Company. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Company (or any of its Affiliates) which may come into the possession of the Agent or any of its Affiliates. Notwithstanding the foregoing, the Agent will use its best efforts to provide to the Lenders any and all information reasonably requested by them and reasonably available to the Agent promptly upon such request.

14.7 Failure to Act. Except for action expressly required of the Agent hereunder, the Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall be indemnified to its satisfaction by the Lenders against any and


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all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

14.8 Resignation of Agent. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving notice thereof to the Lenders and the Company. Upon any such resignation, the Majority Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent which shall be a Lender which has a combined capital and surplus of at least $100,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After the retiring Agent's resignation hereunder as Agent, the provisions of this Section 14 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent.

14.9 Cooperation of Lenders. Each Lender shall (a) promptly notify the other Lenders and the Agent of any Events of Default known to such Lender under this Agreement and not reasonably believed to have been previously disclosed to the other Lenders; (b) provide the other Lenders and the Agent with such information and documentation as such other Lenders or the Agent shall reasonably request in the performance of their respective duties hereunder, including all information relative to the outstanding balance of principal, interest and other sums owed to such Lender by the Company; and (c) cooperate with the Agent with respect to any and all collections and/or foreclosure procedures at any time commenced against the Company or otherwise in respect of the Collateral by the Agent on behalf of the Lenders.

14.10 Security. Notwithstanding the foregoing, the Agent and the other Lenders agree, as among themselves, that (i) the Agent shall not without the consent of the Majority Lenders make any sale or disposition of the Collateral pursuant to any of the Security Documents, and (ii) the Agent shall not without the consent of all of the Lenders release the security interest of the Lenders in any of the Collateral or release or discharge any Person which is a party to any of the Security Documents from its obligations thereunder, except in each case as expressly provided in the Security Documents, or consent or agree to any amendment or waiver of any material provision of any of the Security Documents.


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        The Agent acknowledges to the other Lenders that it is acting in an agency capacity hereunder and that the security interest in the Collateral granted under the Security Documents secures the Indebtedness of the Company owing to all of the Lenders. In the event of any default, the Agent will apply and/or pay over to the Lenders any net proceeds derived from the Collateral pro rata on the basis of the then outstanding portion of the total Indebtedness of the Company owed to the Lenders.

        The Agent will be reimbursed or properly indemnified by the Lenders in the event the Agent is requested by the Lenders to take or omit to take any action with respect to the Collateral (any such reimbursement or indemnification to be pro rata as provided in subsection 14.5). The Agent shall have the right to retain counsel to advise it as to any action or decision with respect to the Collateral and shall be reimbursed by the other Lenders for the cost of the same (to the extent the Agent is not reimbursed by the Company) prior to distributing any of the Collateral or any proceeds thereof (any such reimbursement to be pro rata as aforesaid).

14.11 Amendment of Section 14. The Company hereby agrees that the foregoing provisions of this Section 14 constitute an agreement among, and solely for the benefit of, the Agent and the Lenders (and the Agent and the Lenders acknowledge that the Company is not a party to or bound by such foregoing provisions) and that any and all of the provisions of this Section 14 may be amended at any time by the Lenders without the consent or approval of, or notice to, the Company (other than the requirement of notice to the Company of the resignation of the Agent).

B.      Section 14. Assignment and Participation.


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14.12   Conditions to Assignment by Lenders. Except as provided herein, each
Lender may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Percentage and Commitment and the same portion of the Loans at the time owing to it) and the Note held by it; provided that (i) the Agent and the Company (so long as no Default, Event of Default or Credit Trigger is existing) shall have given their prior written consent to such assignment (such consent not to be unreasonably withheld), (ii) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Lender's rights and obligations under this Credit Agreement, (iii) each assignment shall be in an amount that is at least $2,000,000 and a whole multiple of $100,000 in excess of such $2,000,000 and (iv) the parties to such assignment shall execute and deliver to the Agent, for recording in the Register (as hereinafter defined), an Assignment and Acceptance, in the form required by the Agent (an "Assignment and Acceptance"), together with any Note subject to such assignment. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least seven (7) Banking Days after the execution thereof, (i) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder, and (ii) the assigning Lender shall, to the extent provided in such assignment and upon payment to the Agent of the registration fee referred to in subsection 14.14, be released from its obligations under this Agreement. The Company shall respond to any written request for the approval of an assignment within seven (7) Banking Days of receipt thereof and the failure to respond shall be deemed approval.

14.13 Certain Representations and Warranties; Limitations; Covenants. By executing and delivering an Assignment and Acceptance, the parties to the assignment thereunder confirm to and agree with each other and the other parties hereto as follows:

        (a) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, the assigning Lender makes no representation of warranty, express or implied, and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or the attachment, perfection or priority of any security interest;


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        (b)     the assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company and its Subsidiaries, or the performance or observance by the Company and its Subsidiaries of any of their obligations under this Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant thereto or thereto;

        (c) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements referred to in Section 5 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;

        (d) such assignee will, independently and without reliance upon the assigning Lender, the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Credit Agreement;

        (e)     such assignee represents and warrants that it is an Eligible
Assignee;

        (f) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto;

        (g) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender; and

        (h) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance.

14.14 Register. The Agent shall maintain a copy of each Assignment and Acceptance delivered to it and a register or similar list (the "Register") for the recordation of the names and addresses of each of the Lenders and the Commitment and Percentage of, and principal amount of the Loans owing to the Lenders from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Company, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Company and the Lenders at any reasonable time and from time to time upon reasonable prior notice. Upon each recordation in the Register arising from execution of an


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assignment and acceptance, the assigning Lender agrees to pay to the Agent a registration fee in the sum of $2,500.

14.15 New Notes. Upon its receipt of an Assignment and Acceptance executed by the parties to such assignment, together with each Note subject to such assignment, the Agent shall (i) record the information contained therein in the Register, and (ii) give prompt notice thereof to the Company and the Lenders (other than the assigning Lender). Within seven (7) Banking Days after receipt of such notice, the Company, at its own expense, shall execute and deliver to the Agent, in exchange for each surrendered Note, a new Note to the order of such Eligible Assignee in an amount equal to the amount assumed by such Eligible Assignee pursuant to such Assignment and Acceptance and, if the assigning Lender has retained some portion of its obligations hereunder, a new Note to the order of the assigning Lender in an amount equal to the amount retained by it hereunder. Such new Notes shall provide that they are replacements for the surrendered Notes, shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of the assigned Notes. Within seven (7) Banking Days of issuance of any new Notes pursuant to this subsection 14.15, if so requested by the Agent the Company shall deliver an opinion of counsel, addressed to the Lenders and the Agent, relating to the due authorization, execution and delivery of such new Notes and the legality, validity and binding effect thereof, substantially in the same form as the corresponding portion of the legal opinion delivered on the Closing Date. The surrendered Notes shall be canceled and returned to the Company. The Company shall be reimbursed for reasonable expenses incurred in connection with obtaining such opinion of counsel.

14.16 Participants. Each Lender may (subject to the provisions of this subsection 14.16 and without the consent of the Agent) sell participations to one or more Lenders or other entities in all or a portion of such Lender's rights and obligations under this Agreement and the other Loan Documents; provided that (i) each such participation shall be in amount of not less than $1,000,000, (ii) any such sale or participation shall not affect the rights and duties of the selling Lender hereunder to the Company, (iii) the only rights granted to the participant pursuant to such participation arrangements with respect to waivers, amendments or modifications of the Loan Documents shall be the rights to approve waivers, amendments or modifications that would reduce the principal of or the interest rate on any Loans, extend the term or increase the amount of the Commitment of such Lender as it relates to such participant, reduce the amount of any commitment fees to which such participant is entitled or extend any regularly scheduled payment date for principal or interest and
(iv) each Lender desiring to sell a


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participation shall notify the Agent in writing prior to committing to such sale.

14.17 Disclosure. The Lenders shall hold all non-public information relating to the Company obtained by it under this Agreement in accordance with their customary procedures for handling confidential information of this nature, except for: (i) disclosure to their respective Affiliates or to their auditors or counsel or to any agent or advisor acting on their behalf in connection with the negotiation, execution or performance of the Loan Documents, provided that such Person has been advised of the confidential nature of such information,
(ii) disclosure as reasonably required in connection with a transfer to a prospective assignee or participant of all or part of such Lender's Loan or any participation therein, as provided in subsection 14.12, (iii) disclosure as may be required or requested by any governmental or regulatory authority or representative thereof or pursuant to legal process, (iv) disclosure to any Person in any proceeding necessary in such Lender's reasonable judgment to protect its interests in connection with any claim or dispute involving the Lenders and (v) any other disclosure with the prior written consent of the Company. Prior to any disclosure by any Lenders of such non-public information permitted under clause (iii) (other than in connection with an examination of the financial condition of the Lenders or any of their Affiliates by any governmental authority), such Lender shall, if permitted by applicable laws or judicial order, notify the Company of such pending disclosure.

14.18 Assignee or Participant Affiliated with the Company. If any assignee Lender is an Affiliate of the Company, then any such assignee Lender shall have no right to vote as a Lender hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or other modifications to any of the Loan Documents or for purposes of making requests to the Agent, and the determination of the Majority Lenders shall for all purposes of this Agreement and the other Loan Documents be made without regard to such assignee Lender's interest in any of the Loans. If any Lender sells a participating interest in any of the Loans to a participant, and such participant is an Affiliate of the Company, then such transferor Lender shall promptly notify the Agent of the sale of such participation. A transferor Lender shall have no right to vote as a Lender hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or modifications to any of the Loan Documents or for purposes of making requests to the Agent to the extent that such participation is beneficially owned by any Affiliate of the Company, and the determination of the Majority Lenders shall for all purposes of this Agreement and the other Loan Documents be made without regard to the interest of such


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transferor Lender in the Loans to the extent of such participation.

14.19 Miscellaneous Assignment Provisions. Any assigning Lender shall retain its rights to be indemnified pursuant to Section 11 with respect to any claims or actions arising prior to the date of such assignment. If any assignee Lender is not incorporated under the laws of the United States of America or any state thereof, it shall, prior to the date on which any interest or fees are payable hereunder or under any of the other Loan Documents for its account, deliver to the Company and the Agent certification as to its exemption from deduction or withholding of any United States federal income taxes. Anything contained in this Agreement to the contrary notwithstanding, any Lender may at any time pledge all or any portion of its interest and rights under this Agreement (including all or any portion of its Notes) to any of the twelve Federal Reserve Lenders organized under Section 4 of the Federal Reserve Act, 12 U.S.C.
Section 341 without the Company's prior approval. No such pledge or the enforcement thereof shall release the pledgor Lender from its obligations hereunder or under any of the other Loan Documents.

Section 15.  Miscellaneous.

15.1 Notices, etc. All notices and other communications hereunder shall be in writing and shall be personally delivered or mailed by first class mail, postage prepaid, as follows:

        (a)     If to the Lenders or the Agent:

                State Street Bank and Trust Company
                225 Franklin Street
                Boston, Massachusetts  02110
                Attention:  Russ J. Salisbury

         with a copy to:

                Peter M. Palladino, P.C.
                Choate, Hall & Stewart
                Exchange Place
                53 State Street
                Boston, Massachusetts  02109


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
        and to:

                BankBoston
                100 Federal Street, 01-10-08
                Boston, Massachusetts  02110
                Attention:  Deirdre Holland

        and to:

                The Travelers Insurance Company
                One Tower Square
                Hartford, Connecticut 06183-2030
                Attention: Investment Group - Private Placements
                Facsimile:  860-954-5243

        and in case of notices regarding payments to:

                The Travelers Insurance Company
                One Tower Square
                Hartford, Connecticut  06183-2030
                Attn:  Investment Group - Cashier
                Facsimile:  860-227-2299

        (b)     If to the Company:

                Onyx Acceptance Corporation
                8001 Irvine Center Drive, 5th Floor
                Irvine, California  92718
                Attention:  Don P. Duffy and John Hall

        with a copy to:

                Roger M. Cohen, Esq.
                Brobeck, Phleger & Harrison
                38 Technology Drive
                Irvine, California  92618

or to such other address or addresses as the party to whom such notice is directed may have designated in writing to the other parties hereto. A notice shall be deemed to have been given upon receipt by the party to whom such notice is directed.

15.2 Calculations, etc. Calculations hereunder shall be made and financial data required hereby shall be prepared, both as to classification of items and as to amounts, in accordance with GAAP and practices which principles and practices shall be consistently applied and in conformity with those used in the preparation of the financial statements referred to herein.

15.3 Governmental Approval. The Company agrees to take any action which the Lenders may reasonably request in order to obtain and enjoy the full rights and benefits granted to the


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Lenders by this Agreement and the Security Documents, including specifically, at the Company's own cost and expense, the use of its best efforts to assist in obtaining approval of the any applicable governmental or regulatory authority or court for any action or transaction contemplated by this Agreement or the Security Documents which is then required by law.

15.4 Survival of Agreements, etc. This Agreement shall inure to the benefit of the Lenders and their successors and assigns including any subsequent holder or holders of the Notes, and the terms "Lenders" and "Lender" shall include any such holder or holders whenever the context permits. In the event of a sale or assignment by any Lender in accordance with the terms of this Agreement of all or any part of the Loans or any of the Secured Obligations (as defined in the Security Documents) held by it, such Lender may assign or transfer its rights and interests under this Agreement and any one or more of the Security Documents in whole or in part to the purchaser or purchasers thereof, whereupon such purchaser or purchasers shall become vested with all of the powers and rights of such Lender hereunder and thereunder, and such Lender shall thereafter be forever released and fully discharged from any liability or responsibility hereunder or thereunder accruing or arising after the effective date of the assignment with respect to the rights and interests so assigned. All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

15.5 Counterparts, etc. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all the counterparts shall together constitute one and the same instrument.

15.6 Entire Agreement, etc. This Agreement constitutes the entire contract between the parties hereto and shall supersede and take the place of any other instrument purporting to be an agreement of the parties hereto relating to the transactions contemplated hereby. This Agreement may not be changed orally but only by an agreement in writing signed by the party against whom any waiver, change, modification or discharge is sought.

15.7 Governing Law, etc.; Construction. (a) This Agreement and the Notes, including the validity thereof and the rights and obligations of the parties hereunder and thereunder, shall be construed in accordance with and governed by the internal laws of The Commonwealth of Massachusetts (without reference to conflicts of laws principles) and is intended to take effect as a sealed instrument. Except as prohibited by law which cannot be waived, the Company hereby waives any right that it may have to claim or recover in any litigation involving the Lenders any special, exemplary, punitive or consequential damages or any damages other


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than, or in addition to, actual damages. The provisions of this Agreement are severable; the unenforceability of any provision of this Agreement shall not affect the validity, binding effect and enforceability of any other provision or provisions of this Agreement.

        (b) Any reference to this Agreement, the Notes, the Security Documents and the other Loan Documents contained herein or in any other Loan Document shall (unless otherwise indicated) be deemed to refer to such writing as the same may be amended and/or restated from time to time in accordance with the terms thereof. The words "herein", "hereof", "hereunder" and words of like import shall refer to this Agreement as a whole and not to any particular section or paragraph of this Agreement. In the event of any conflict between the provisions of this Agreement (on the one hand) and the provisions of any of the other Loan Documents (on the other hand), the provisions of this Agreement shall prevail.

15.8 Jurisdiction; Waiver of Jury Trial. THE COMPANY, TO THE EXTENT THAT IT MAY LAWFULLY DO SO, HEREBY CONSENTS TO SERVICE OF PROCESS, AND TO BE SUED, IN THE COMMONWEALTH OF MASSACHUSETTS AND CONSENTS TO THE JURISDICTION OF THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS AND THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF MASSACHUSETTS, AS WELL AS TO THE JURISDICTION OF ALL COURTS TO WHICH AN APPEAL MAY BE TAKEN FROM SUCH COURTS, FOR THE PURPOSE OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF ANY OF ITS OBLIGATIONS HEREUNDER OR UNDER THE NOTES OR ANY OF THE SECURITY DOCUMENTS OR WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, AND EXPRESSLY WAIVES ANY AND ALL OBJECTIONS IT MAY HAVE AS TO VENUE IN ANY SUCH COURTS. THE COMPANY FURTHER AGREES THAT A SUMMONS AND COMPLAINT COMMENCING AN ACTION OR PROCEEDING IN ANY OF SUCH COURTS SHALL BE PROPERLY SERVED AND SHALL CONFER PERSONAL JURISDICTION IF SERVED PERSONALLY OR BY CERTIFIED MAIL TO IT AT ITS ADDRESS PROVIDED IN SUBSECTION 15.1 OR AS OTHERWISE PROVIDED UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS. THE COMPANY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY PROCEEDING HEREAFTER INSTITUTED IN RESPECT OF THIS AGREEMENT, THE NOTE, THE SECURITY DOCUMENTS, OR ANY OTHER DOCUMENTS EXECUTED IN CONNECTION HEREWITH OR THEREWITH. The Company hereby certifies that neither the Agent nor the Lenders nor any of their representatives, agents or counsel have represented, expressly or otherwise, that the Lenders would not, in the event of any such suit, action or proceeding, seek to enforce this waiver of right to trial by jury. The Company acknowledges that the Lenders have been induced to enter into this Agreement by, among other things, this waiver. The Company acknowledges that it has read the provisions of this Agreement and in particular this paragraph; has consulted legal counsel; understands the rights it is granting in this Agreement and is waiving under this section in particular; and makes the above waiver knowingly, voluntarily and intentionally.


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                             * * * * * * * * * * * *

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as a sealed instrument as of the date first above written.

                                       ONYX ACCEPTANCE CORPORATION



                                       By:______________________________________
                                                                         (Title)



                                       STATE STREET BANK AND TRUST COMPANY,
                                       INDIVIDUALLY AND AS AGENT



                                       By:______________________________________
                                                                         (Title)



                                       BANKBOSTON



                                       By:______________________________________
                                                                         (Title)



                                       THE TRAVELERS INSURANCE COMPANY



                                       By:______________________________________
                                                                         (Title)


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